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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
ACCURIDE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ACCURIDE CORPORATION
7140 OFFICE CIRCLE
P.O. BOX 15600
EVANSVILLE, IN 47716

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD May 16, 2008

Annual Meeting

        The Annual Meeting of Stockholders of Accuride Corporation, a Delaware corporation (the "Company"), will be held on May 16, 2008, at 8:00 a.m. at the Ponte Vedra Inn & Club, 200 Ponte Vedra Blvd., Ponte Vedra Beach, FL 32082.

        At the meeting, stockholders will consider and vote upon the following proposals:

          1.     ELECTION OF DIRECTORS.    To elect nominees for the Board of Directors (the "Board") of the Company.

          2.     RATIFICATION AND APPROVAL OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.    To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the current fiscal year.

          3.     OTHER BUSINESS.    To transact such other business as may properly come before the meeting or any and all postponements or adjournments thereof.

        The Board has fixed the close of business on March 21, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Accordingly, only stockholders of record at the close of business on that day will be entitled to vote at the meeting, notwithstanding any transfer of shares on the books of the Company after that date.

        A Proxy Statement, which contains information with respect to the matters to be voted upon at the meeting, and a Proxy card and return envelope are furnished herewith. Management urges each stockholder to carefully read the Proxy Statement.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      David K. Armstrong
                       Corporate Secretary

Evansville, Indiana
Dated: April 11, 2008

IT IS DESIRABLE THAT AS MANY OF THE STOCKHOLDERS AS POSSIBLE BE REPRESENTED AT THE MEETING IN PERSON OR BY PROXY. YOU ARE CORDIALLY INVITED TO ATTEND IN PERSON. REGARDLESS OF WHETHER YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR SHARES WILL BE REPRESENTED IN THE EVENT YOU ARE UNABLE TO ATTEND. SIGNING A PROXY AT THIS TIME WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING.

ACCURIDE CORPORATION
7140 OFFICE CIRCLE
P.O. BOX 15600
EVANSVILLE, IN 47716

PROXY STATEMENT

GENERAL

Date, Time and Place

        This Proxy Statement (the "Proxy Statement") is furnished to the stockholders of Accuride Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors (the "Board") of the Company for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 8:00 a.m. at the Ponte Vedra Inn & Club, 200 Ponte Vedra Blvd., Ponte Vedra Beach, FL 32082, and any and all postponements or adjournments thereof. It is anticipated that this Proxy Statement and the enclosed proxy card (the "Proxy") will be sent to such stockholders on or about April 17, 2008.

Purposes of the Annual Meeting

        The purposes of the Annual Meeting are to (1) elect nominees for the Board, (2) ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the current fiscal year, and (3) transact such other business as may properly come before the meeting or any and all postponements or adjournments thereof.

Proxy/Voting Instruction Cards and Revocability of Proxies

        When the Proxy in the enclosed form is returned properly executed, the shares represented thereby will be voted at the meeting in accordance with the instructions given by the stockholder. If no instructions are given, the returned Proxy will be voted in favor of the election of the nominees named herein as directors and in favor of each of the other proposals. Any stockholder, including a stockholder personally attending the meeting, may revoke his or her Proxy at any time prior to its use by filing with the Secretary of the Company, at our corporate offices at 7140 Office Circle, P.O. Box 15600, Evansville, IN 47716, a written notice of revocation or a duly executed Proxy bearing a later date or by voting in person at the Annual Meeting.

Record Date and Share Ownership

        Stockholders of record at the close of business on March 21, 2008 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 35,495,381 shares of the Company's common stock were issued and 35,401,741 shares were outstanding. For information regarding security ownership by management and by 5% stockholders, see "Other Information—Share Ownership by Principal Stockholders and Management," below.

Voting and Solicitation

        Holders of shares of common stock are entitled to one vote per share on all matters to be acted upon at the meeting, including the election of directors. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the

Company's transfer agent. The Inspector will also determine whether or not a quorum is present. In general, Delaware law provides that a quorum consists of a majority of the shares entitled to vote and present in person or represented by proxy. The Inspector will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Directors will be elected by a plurality of the votes cast that are present in person or represented by proxy. All other proposals require the favorable vote of a majority of the votes present and entitled to vote on the particular proposal. Abstentions will have the same effect as votes against such a proposal. Broker non-votes will not be counted as votes for or against such a proposal and will not be included in counting the number of votes necessary for approval of the proposal and will not have any effect on the outcome of such proposal.

        The shares represented by the proxies received, properly marked, dated, signed and not revoked will be voted at the Annual Meeting. Where such proxies specify a choice with respect to any matter to be acted on, the shares will be voted in accordance with the specifications made. Any proxy that is returned using the form of proxy enclosed and that is not marked as to a particular item will be voted, as the case may be, with respect to the item not marked: FOR the election of directors; FOR ratification of the appointment of the designated independent registered public accounting firm; and as the proxy holders deem advisable on other matters that may come before the meeting. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

        The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Stockholder Proposals for the Next Annual Meeting

        Any proposal to be presented at the Company's next Annual Meeting of Stockholders must be received at the Company's principal office no later than December 12, 2008, in order to be considered for inclusion in the Company's proxy materials for such meeting. Any such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act of 1934, as amended (the "Exchange Act"), and be submitted in writing and addressed to the attention of the Company's Corporate Secretary at 7140 Office Circle, P.O. Box 15600, Evansville, IN 47716. In accordance with our bylaws, proposals of stockholders intended to be presented at the Company's 2009 Annual Meeting of Stockholders (the "2009 Annual Meeting") without inclusion of such proposals in the Company's proxy statement and form of proxy relating to that meeting must be received by the Company no later than the close of business 90 days, nor earlier than the close of business 120 days prior to the first anniversary of the Company's 2008 Annual General Meeting of Stockholders (regardless of any adjournments of that meeting to a later date). If the date of our 2009 Annual Meeting is advanced by more than 30 days prior to or delayed (other than as a result of adjournment) by more than 30 days after the anniversary of our 2008 Annual General Meeting of Stockholders, the stockholder must submit any such proposal or nomination no earlier than the close of business on the 120th day, nor later than the close of business on the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Our Amended and Restated Bylaws also specify requirements as to the form and content of a stockholder's notice.

PROPOSAL No. ONE

ELECTION OF DIRECTORS

Nominees

        A Board of eight directors is to be elected at the Annual Meeting. The Bylaws of the Company presently provide that the number of directors which shall constitute the whole Board shall be fixed from time to time by resolution adopted by the Board, and the number of directors is presently set at eight.

        Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's eight nominees named below, all of whom are presently directors of the Company. The eight nominees receiving the highest number of affirmative votes will be elected as directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting or until his or her successor has been elected and qualified.

        The names of the nominees, and certain information about them, are set forth below:

Name	Age	Director Since	Position
Nominees
Terrence J. Keating	58	2002	Director and Chairman of the Board of Accuride Corporation
Mark D. Dalton(3)	46	2005	Director
John D. Durrett, Jr.(1)(2)	60	2007	Director
William M. Lasky(1)(2)	60	2007	Director
Donald T. Johnson, Jr.(2)	57	2006	Director and Lead Independent Director
John R. Murphy	57	2007	Director, President and Chief Executive Officer of Accuride Corporation
Charles E. Mitchell Rentschler(3)	68	2005	Director
Donald C. Roof(1)(3)	56	2005	Director

(1)
Member of the Nominating and Corporate Governance Committee.

(2)
Member of the Compensation Committee.

(3)
Member of the Audit Committee.

        The principal occupations and positions for at least the past five years of our current directors and director nominees are described below. There are no family relationships among any of our directors or executive officers.

        Terrence J. Keating has served as Chairman of the Company's Board of Directors since January 2007 and has been a director of the Company since May 2002. Additionally, Mr. Keating served as Accuride's Chief Executive Officer from May 2002 through late October 2007 and as President from May 2002 to January 2006. He began his career with Accuride in December 1996 and has formerly served as Vice President/Operations and Senior Vice President and General Manager/Wheels. Mr. Keating holds a B.S. in Mechanical Engineering Technology from Purdue University and an M.B.A. in Operations from Indiana University. Mr. Keating also serves on the Board of Directors for Dana Corporation, AM Castle Corporation, the Heavy Duty Manufacturers Association (HDMA), Motor Equipment Manufacturers Association (MEMA), and Heavy Duty Business Forum (HDBF).

        Mark D. Dalton has been a director since February 2005. Mr. Dalton has served as a Senior Vice President of Avenue Capital Group since June 2007. Mr. Dalton previously served as managing director of Trimaran Fund Management from August 2001 to May 2007. From March 2000 to January 2005, Mr. Dalton served as a director of Transportation Technologies Industries, Inc. ("TTI"). From December 1996 to August 2001, Mr. Dalton served as a managing director in the Leveraged Finance Group of CIBC World Markets Corp. Mr. Dalton holds a B.S in Economics from the Wharton School of the University of Pennsylvania, and an M.B.A. from the Kellogg School at Northwestern University.

        John D. Durrett Jr. has been a director since October 2007. He held numerous senior positions during his 26-year career with McKinsey & Company, Inc., including Managing Director, West Coast U.S. Offices from 2001 to 2006; Chairman, Finance Committee from 2003 to 2006; and Managing Director, Southeast U.S. Office from 1993 to 1998. While at McKinsey, John served clients in a variety of industries, including basic materials, distribution and financial services, and primarily on matters involving business unit strategy, organization and turnarounds. John holds a B.A. from Millsaps College, a Juris Doctor from Emory University and an M.B.A. from the University of Pennsylvania.

        Donald T. Johnson, Jr. has been a director since April 2006. Mr. Johnson has been the President and Chief Operating Officer of Aftermarket Technology Corp., or ATAC, since January 2004. In February 2004 Mr. Johnson became Chief Executive Officer of ATAC, and became a member of ATAC's Board of Directors in May 2004 and Chairman of ATAC's Board in June 2005. Before joining ATAC, Mr. Johnson was Global Director, Parts, Supply and Logistics for Ford Motor Company since 1999. Prior to 1999, Mr. Johnson was Vice President, Caterpillar Logistics and had a 25-year career with Caterpillar, Inc. Mr. Johnson holds a B.A. in Management from the University of Illinois.

        William M. Lasky has been a director since October 2007. He has served as the Chairman of the Board for Stoneridge, Inc., a manufacturer of electronic components, modules and systems for various vehicles, since July 2006 and has been a director of Stoneridge since January 2004. Previously, Mr. Lasky served as the chairman and President and Chief Executive Officer of JLG Industries, Inc., a manufacturer of aerial work platforms, telescopic material handlers and related accessories, from 1999 through late 2006. Prior to joining JLG Industries, Mr. Lasky served in various senior capacities at Dana Corporation from 1977 to 1999. Mr. Lasky holds a B.S. from Norwich University.

        John R. Murphy has served as the Company's President and Chief Executive Officer since late October 2007. Mr. Murphy held the position of President and Chief Operating Officer from January 2007 through late October 2007. Mr. Murphy previously served as President and Chief Financial Officer from February 2006 to December 2006, and as Executive Vice President/Finance and Chief Financial Officer of the Company from March 1998 to January 2006. Mr. Murphy also serves as a director of O'Reilly Automotive, Inc., where he is the Chairman of its audit committee and a member of the governance/nominating committee. Mr. Murphy holds a B.S. in Accounting from the Pennsylvania State University and an M.B.A. from the University of Colorado and is a Certified Public Accountant.

        Charles E. Mitchell Rentschler has been a director since March 2005. Mr. Rentschler has served as Vice President of Wall Street Access since July 2006. Mr. Rentschler previously served as Director, Industrial Research with Foresight Research Solutions from July 2005 to June 2006, and was previously a Principal with Langenberg & Company, a private industrial securities research firm, from August 2003 to June 2005 when it merged with Foresight Research Solutions. From 2001 to 2002, Mr. Rentschler was an independent business consultant providing general business consulting services to the foundry industry. Mr. Rentschler served as President and Chief Executive Officer of The Hamilton Foundry & Machine Co. from 1985 to 2001. Mr. Rentschler is a director of Hurco Companies, Inc. and serves on its governance committee. Mr. Rentschler holds a B.A. from Princeton University and an M.B.A. from Harvard University.

        Donald C. Roof has been a director since March 2005. Mr. Roof was the Executive Vice President, Chief Financial Officer and Treasurer of Joy Global Inc. from June 2001 until his retirement in June 2007. From May 1999 to February 2001, Mr. Roof served as the President and Chief Executive Officer of Heafner Tire Group, Inc. Mr. Roof serves on the Board of RSC Equipment Rental, where he is a member of the audit committee, and previously served on the audit committee of Fansteel Inc. from September 2000 to March 2003. Mr. Roof holds a B.B.A. in Accounting from Eastern Michigan University.

Vote Required; Recommendation of Board of Directors

        If a quorum is present and voting, the nominees receiving the highest number of votes, up to the number of directors to be elected, will be elected as directors. Directors will be elected by a plurality of the votes cast that are present in person or represented by proxy. Abstentions, withheld votes and broker non-votes will not affect the election of directors.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES SET FORTH HEREIN.

The Board of Directors and its Committees

        The Board has an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee. During the 2007 fiscal year, the Board held six (6) meetings, the Audit Committee held four (4) meetings; the Compensation Committee held three (3) meetings; and the Nominating and Corporate Governance Committee held one (1) meeting. Each of the Company's incumbent directors attended at least 75% of each of (i) the total number of meetings of the Board and (ii) the total number of meetings of committees of the Board on which such person served during his tenure on the Board and any committee during the 2007 fiscal year, with the exception of Mr. Rentschler who attended 67% of the Board meetings in 2007 and 50% of the Compensation Committee meetings during his tenure on that committee in 2007. Although the Company does not have a formal policy regarding attendance by members of the Board at its Annual Meeting, the Company encourages directors to attend, but recognizes that circumstances may prevent attendance from time to time. To facilitate attendance and reduce travel costs, the Company plans to schedule its Annual Meeting to occur immediately before or after a periodic meeting of the Board, although in some years scheduling conflicts may prevent this arrangement.

  Annual Meeting Attendance

        All of the Company's incumbent directors attended the 2007 Annual Meeting of Stockholders in person or via teleconference, with the exception of Mr. Rentschler.

  Director Independence

        The Board has determined that Messrs. Dalton, Durrett, Johnson, Lasky, Rentschler and Roof are "independent" as that term is defined in the New York Stock Exchange ("NYSE") Rules. In making that determination, the Board considered objective standards set forth in the NYSE Corporate Governance Rules and also reviewed relationships between each director and the Company in detail to determine whether, despite satisfying NYSE standards for independence, any such director has relationships with the Company that, individually or in the aggregate, would prevent the Board from finding that such director is independent or would be reasonably expected to interfere with such person's exercise of independent judgment. The Board also considered directors' relationships with the Company from the standpoint of both the nominee and the persons and organizations with which the nominee has an affiliation. In addition, the Board has determined that each member of the Audit Committee also satisfies the independence requirements of Rule 10A-3(b)(1) of the Securities

Exchange Act of 1934, as amended (the "Exchange Act"). The Board has adopted a charter for each of the three standing committees.

  Audit Committee

        The primary purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The Audit Committee acts pursuant to a written charter that has been adopted by the Board. A more complete description of the powers and responsibilities delegated to the Audit Committee is set forth in the Audit Committee Charter, which is posted in the Investor Information section of our website at www.accuridecorp.com and was attached to our 2007 Proxy Statement as Appendix A. From April 2006 to October 2007, our Audit Committee was comprised of Messrs. Johnson, Rentschler and Roof. In October 2007, Mr. Dalton took the place of Mr. Johnson on the Audit Committee. Mr. Roof serves as Chairman. The Audit Committee met four (4) times during the 2007 fiscal year. The Board has determined that all current members of the Audit Committee are "independent" as that term is defined in the New York Stock Exchange's corporate governance rules. The Board has further determined that Mr. Roof is an "audit committee financial expert" as defined by Item 401(h) of Regulation S-K of the Securities Act of 1933, as amended (the "Securities Act").

  Compensation Committee

        The Compensation Committee determines salaries and incentive compensation, awards equity compensation to executive officers and employees under the Company's equity incentive plan, and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. A more complete description of the powers and responsibilities delegated to the Compensation Committee is set forth in the Compensation Committee Charter, which is posted in the Investor Information section of our website at www.accuridecorp.com. From April 2005 to July 2007, our Compensation Committee was comprised of Messrs. Greene, Goltz and Rentschler. In July 2007, Mr. Goltz departed our Board, and from July 2007 to October 2007 our Compensation Committee consisted of Messrs. Greene and Rentschler. In October 2007, after Mr. Greene left our Board, our Compensation Committee was reconstituted and is now comprised of Messrs. Durrett, Johnson, and Lasky. Mr. Johnson serves as Chairman. The Compensation Committee met three (3) times during the 2007 fiscal year. The Board has determined that all of the members of the Compensation Committee are "independent" as defined in the NYSE Rules.

  Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee acts pursuant to a written charter adopted by the Board, which is available at the Investor Information section of our website at www.accuridecorp.com. The Nominating and Corporate Governance Committee establishes qualification standards for Board membership, identifies qualified individuals for Board membership, considers and recommends director nominees for approval by the Board and the stockholders and oversees the evaluation of the Board. The Nominating and Corporate Governance Committee considers suggestions from many sources, including stockholders, regarding possible candidates for director. From April 2005 to July 2007, our Nominating and Corporate Governance Committee was comprised of Messrs. Greene, Goltz and Roof. In July 2007, Mr. Goltz departed our Board, and from July 2007 to October 2007, our Nominating and Corporate Goverance Committee consisted of Messrs. Greene and Roof. In October 2007, after Mr. Greene left our Board, our Nominating and Corporate Governance Committee was reconstituted and is now comprised of Messrs. Durrett, Lasky and Roof, with Mr. Lasky serving as Chairman. The Nominating and Corporate Governance Committee met one (1) time in conjunction with a Board meeting during the 2007 fiscal year. The Board has determined that each of the members of the Nominating and Corporate Governance Committee is "independent" as defined in the New York Stock Exchange Rules.

        The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. To date, the Company has not received any recommendations from stockholders requesting that the Nominating and Corporate Governance Committee consider a candidate for inclusion among the Committee's slate of nominees in the Company's proxy statement. As specified in the Company's Bylaws, stockholders recommending director candidates must provide all information relating to such candidate that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and Rule 14a-11 thereunder, including such candidate's written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

        In evaluating director nominees, the Nominating and Governance Committee considers the following criteria:

  •
  personal and professional integrity, ethics and values;

  •
  experience in corporate management, such as serving as an officer or former officer of a publicly held company and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today's business environment;

  •
  experience in the Company's industry and with relevant social policy concerns;

  •
  experience as a board member of another publicly held company;

  •
  academic expertise in an area of the Company's operations; and

  •
  practical and mature business judgment, including ability to make independent analytical inquiries.

        There are no stated minimum criteria for director nominees. The Nominating and Corporate Governance Committee may, however, consider such other factors as it deems are in the best interests of the Company and its stockholders. All candidates are reviewed in the same manner regardless of the source of the recommendation.

        The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company's business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining new perspectives. If any member of the Board does not wish to continue in service or if the Nominating and Corporate Governance Committee decides not to nominate a member for re-election, unless the Board determines not to fill a vacancy, the Committee will identify the desired skills and experience of a new nominee as outlined above. The Company has in the past engaged a third party to assist in identifying potential director nominees, and reserves the right to do so in the future.

        Stockholders may send any recommendations for director nominees or other communications to the Board or any individual director c/o Accuride Corporation, ATTN: Corporate Secretary, 7140 Office Circle, P.O. Box 15600, Evansville, IN 47716. All communications received will be reported to the Board or the individual directors, as appropriate.

  Non-management Director Executive Sessions

        To promote open discussion among the non-management directors, our non-management directors meet at regularly scheduled "executive sessions" in which those directors meet without management participation. The Lead Independent Director of our Board presides over these meetings. Additionally, in the event our non-management directors include directors who are not also "independent" under NYSE rules, the "independent" directors will meet separately at least once per year in executive session. Interested parties may communicate directly with our non-management directors by writing to Accuride Corporation, ATTN: Non-management Directors, c/o Corporate Secretary, 7140 Office Circle, P.O. Box 15600, Evansville, IN 47716.

Code of Ethics

        The Board has also adopted a formal code of conduct that applies to all of the Company's employees, officers and directors. You can access the latest copy of the Code of Conduct, as well as our Corporate Governance Guidelines and the charters of the Audit Committee, Compensation Committee and Nominating and Governance Committee of the Board in the Investor Information section of our website at www.accuridecorp.com. Additionally, these documents are available in print to any shareholder who requests them by writing to Accuride Corporation, ATTN: Corporate Secretary, 7140 Office Circle, P.O. Box 15600, Evansville, IN 47716.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

        Directors employed by us do not receive any separate compensation for services performed as a director. Through October 2007, our director compensation structure was as follows:

  •
  Each non-employee director received an annual fee of $45,000;

  •
  The Chairman of our Audit Committee received an annual fee of $15,000;

  •
  The Compensation Committee Chairman received an annual fee of $10,000; and

  •
  Non-chairman members of the Audit Committee and Compensation Committee received an annual fee of $5,000 for each committee in which they served.

        Effective November 1, 2007, our director compensation structure was modified to the following:

  •
  Each non-employee director will receive an annual retainer of $45,000;

  •
  Each non-employee director will receive a fee of $1,500 for each Board meeting attended in person and, alternatively, a fee of $750 for each Board meeting attended telephonically;

  •
  Each non-employee director that is a member of a committee will receive a fee of $1,000 for each committee meeting of which he is a member attended in person and, alternatively, a fee of $500 for each committee meeting of which he is a member attended telephonically; and

  •
  The non-employee director Chairpersons of Board committees will receive the following annual retainers in addition to the non-employee director fees outlined above:

  •
  Audit Committee Chairperson—$15,000 annual retainer;

  •
  Nominating Committee Chairperson—$7,500 annual retainer; and

  •
  Compensation Committee Chairperson—$7,500 annual retainer.

In addition, effective February 1, 2008, and as of the first business day of February each year thereafter, each non-employee director of the Company will be granted 5,000 Restricted Stock Units, or RSUs, pursuant to the Company's 2005 Incentive Award Plan, with one-quarter of such RSUs vesting on March 31, June 30, September 30 and the first business day of January immediately following the date of grant.

        We reimburse directors for out-of-pocket expenses incurred in connection with their attendance at Board and Committee meetings.

        Prior to October 2007, we granted our non-employee directors stock options under our 2005 Incentive Plan as incentive for retaining qualified directors. Coincident with our initial public offering on April 26, 2005, we granted our non-employee directors an option to purchase 25,000 shares at an exercise price of $9.00 per share. In April 2006, we granted an option to purchase 25,000 options at an exercise price of $10.53 per share to Mr. Johnson when he joined our Board. These options were fully vested at grant but become exercisable in one-third increments over a three-year period on each anniversary of the date of grant and once exercisable may be exercised at any time up to ten years from grant.

Director Compensation Table—2007

        The following Director Compensation Table sets forth summary information concerning the compensation paid to our non-employee directors in 2007 for services to our company.

	Fees Earned or Paid in Cash(6)	Option Awards(7)	Total
Mark D. Dalton	$45,750	$43,578	$89,328
John D. Durrett, Jr.(1)	$11,693	—	$11,693
Frederick M. Goltz(2)	$28,397	$43,578	$71,975
James H. Greene, Jr.(3)	$44,986	$43,578	$88,564
Donald T. Johnson, Jr.	$53,077	$58,725	$111,802
William M. Lasky(4)	$12,936	—	$12,936
Craig H. Muhlhauser(5)	$11,250	$58,725	$69,975
Charles E. Mitchell Rentschler	$54,842	$43,578	$98,420
Donald C. Roof	$62,500	$43,578	$106,078

    (1)
    Mr. Durrett's service as a director commenced on October 26, 2007.

    (2)
    Mr. Goltz's service as a director ended as of July 25, 2007.

    (3)
    Mr. Greene's service as a director ended as of October 25, 2007.

    (4)
    Mr. Lasky's service as a director commenced on October 26, 2007.

    (5)
    Mr. Muhlhauser's service as a director ended as of June 14, 2007.

    (6)
    Fees earned may be paid in cash or in stock. All fees are shown in this column regardless of payment method. The amounts are detailed below:

	Base Annual Fee	Audit Committee Chairman/ Member	Compensation Committee Chairman/ Member	Nominating/ Governance Committee Chairman	Meeting Attendance Fee	Total
Mark D. Dalton	$45,000	—	—	—	$750	$45,750
John D. Durrett, Jr.(b)	$8,193	—	—	—	$3,500	$11,693
Frederick M. Goltz(a)	$25,557	—	$2,840	—	—	$28,397
James H. Greene, Jr.(a)	$36,807	—	$8,179	—	—	$44,986
Donald T. Johnson, Jr.(c)	$45,000	$4,171	$1,406	—	$2,500	$53,077
William M. Lasky(b)	$8,193	—	—	$1,243	$3,500	$12,936
Craig H. Muhlhauser(a)	$11,250	—	—	—	—	$11,250
Charles E. Mitchell Rentschler	$45,000	$4,171	$4,171	—	$1,500	$54,842
Donald C. Roof	$45,000	$15,000	—	—	$2,500	$62,500

      (a)
      Messrs. Muhlhauser, Goltz and Greene ended their service as directors on June 14, 2007, July 25, 2007, and October 25, 2007, respectively.

      (b)
      Mr. Lasky and Mr. Durrett joined our Board as directors on October 26, 2007.

      (c)
      Mr. Johnson began serving as Chairman of the Compensation Committee on October 25, 2007.

    (7)
    These amounts represent the aggregate expense recognized for financial statement reporting purposes in 2007, disregarding forfeitures related to service-based vesting conditions, in accordance with the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, for stock options granted to the directors. The awards for which expense is shown in this table include the awards described below, which were granted in 2005 and 2006:

	Grant Date	Stock Option Shares Granted	Exercise Price	Grant Date Fair Value of Stock and Option Awards(c)	Stock Option Shares Exercisable at 12/31/2007	Stock Option Shares Outstanding at 12/31/2007(d)
Mark D. Dalton	4/26/2005	25,000	$9.00	$40,164	—	8,334
John D. Durrett, Jr.(b)	—	—	—	—	—	—
Frederick M. Goltz(a)	4/26/2005	25,000	$9.00	$40,164	16,666	25,000
James H. Greene, Jr.(a)	4/26/2005	25,000	$9.00	$40,164	16,666	25,000
Donald T. Johnson, Jr.	4/10/2006	25,000	$10.53	$58,725	8,333	25,000
William M. Lasky(b)	—	—	—	—	—	—
Craig H. Muhlhauser(a)	4/10/2006	25,000	$10.53	$58,725	8,333	25,000
Charles E. Mitchell Rentschler	4/26/2005	25,000	$9.00	$40,164	16,666	25,000
Donald C. Roof	4/26/2005	25,000	$9.00	$40,164	16,666	25,000

      (a)
      Messrs. Muhlhauser, Goltz and Greene ended their service as directors on June 14, 2007, July 25, 2007, and October 25, 2007, respectively.

      (b)
      Mr. Lasky and Mr. Durrett joined our Board as directors on October 26, 2007.

      (c)
      In determining the estimated fair value of our share-based awards as of the grant date, we used the Black-Scholes option-pricing model. The assumptions underlying our model are described in the notes to our consolidated financial statements (Note 10—Stock-Based Compensation Plans), which are incorporated into our Form 10-K for fiscal year 2007, filed with the SEC on March 17, 2008.

      (d)
      Options are fully vested at grant, but become exercisable in one-third increments on each anniversary of the grant date. Once exercisable the the option may be exercised at any time up until the tenth anniversary of the grant date.

PROPOSAL No. TWO

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY

        Deloitte & Touche LLP ("Deloitte") has been the independent registered public accounting firm for the Company since 1997 and, upon recommendation of the Audit Committee of the Board, their reappointment as the Company's independent registered public accounting firm for the 2008 fiscal year has been approved by the Board, subject to ratification by the stockholders.

        The Company has been advised that a representative of Deloitte will be present, in person or via teleconference, at the Annual Meeting, will be available to respond to appropriate questions, and will be given an opportunity to make a statement if he or she so desires.

        The following table sets forth the aggregate fees billed or to be billed by the Company's principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche") for the following services during fiscal 2007 and 2006:

Description of Services	2007 Fees	2006 Fees
Audit fees(1)	$2,110	$2,158
Audit-related fees(2)	—	31
Tax fees(3)	518	115
All other fees(4)	—	—
Total	$2,628	$2,304

    (1)
    Audit Fees:    represents the aggregate fees billed or to be billed for professional services rendered for the audits of our annual financial statements and for the review of the financial statements included in our quarterly reports during such periods, or for services that are normally provided in connection with statutory and regulatory filings or engagements. For fiscal year 2006, $1,116 was related to Sarbanes-Oxley Act, Section 404 audit services. Due to the fact that we conducted a fully integrated audit for fiscal year 2007, we cannot determine the amount of fees related to Sarbanes-Oxley Act, Section 404 audit services. We are able to confirm that a significant portion of the reduced audit fees from 2006 to 2007 relate to improvements in the audit fees related to Sarbanes-Oxley Act, Section 404 audit services.

    (2)
    Audit-Related Fees:    represents the aggregate fees billed or to be billed for assurance and related services, that are reasonably related to the performance of the audit or review of our financial statements, but are not included as Audit Fees, such as due diligence related to mergers and acquisitions, accounting consultations and internal control reviews. For fiscal year 2006, $31 was related to Sarbanes-Oxley Act, Section 404 advisory services.

    3)
    Tax Fees:    represents the aggregate fees billed or to be billed for professional services rendered for U.S. federal, state and foreign tax compliance, acquisition related tax integration and tax restructuring and tax restructuring services.

    (4)
    All Other Fees:    represents the aggregate fees billed or to be billed consisting of permitted non-audit services.

        All of these services for fiscal years 2007 and 2006 were approved by the Audit Committee in accordance with the pre-approval policies described below.

        In accordance with the Audit Committee charter, the Audit Committee's policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm,

including the estimated fees and other terms of any such engagement. These services may include audit services, audit-related services, tax services and other permitted non-audit services. Any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. The Audit Committee may elect to delegate pre-approval authority to one or more designated Committee members in accordance with its charter. The Audit Committee considers whether such audit or non-audit services are consistent with the SEC's rules on auditor independence.

Vote Required; Recommendation of the Board of Directors

        Although not required to be submitted for stockholder approval, the Board has conditioned its appointment of the Company's independent registered public accounting firm upon receiving the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting. In the event the stockholders do not approve the selection of Deloitte & Touche LLP, the appointment of the Company's independent registered public accounting firm will be reconsidered by the Board.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE 2008 FISCAL YEAR.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file certain reports regarding ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission (the "SEC"). Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

        Based solely on its review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and more than 10% stockholders were complied with during the fiscal year ended December 31, 2007.

Share Ownership by Principal Stockholders and Management

        The following table sets forth the beneficial ownership of common stock of the Company as of April 1, 2008 by:

  •
  all persons known to the Company to be the beneficial owners of more than 5% of the Company's common stock,

  •
  each of the officers named in the Summary Compensation Table (the "Named Executive Officers"), other than Messrs. Donatelli and Taylor, who are no longer employed by the Company,

  •
  each director and director nominee, and

  •
  all directors and executive officers as a group.

        A total of 35,500,381 shares of the Company's common stock were issued and 35,406,741 shares were outstanding as of April 1, 2008. Unless otherwise indicated, the address for each listed beneficial owner is c/o Accuride Corporation, 7140 Office Circle, P.O. Box 15600, Evansville, IN 47716.

Name and Address	Shares Beneficially Owned	Approximate Percent Owned
5% Holders:
Entities affiliated with FMR LLC(1) 82 Devonshire Street Boston, MA 02109	4,273,126	12.1%
Entities affiliated with Stadium Capital Management, LLC(2) c/o Stadium Capital Management, LLC 19785 Village Office Court, Suite 101 Bend, OR 97702	3,798,294	10.7%
Entities affiliated with Trimaran Investments II, L.L.C.(3) c/o Trimaran Capital Partners 622 Third Avenue, 35th Floor New York, NY 10017	3,533,355	10.0%
Entities affiliated with Tinicum Capital Partners II, L.P.(4) c/o Tinicum Capital Partners II, L.P. 800 Third Avenue, 40th Floor New York, NY 10022	3,497,500	9.9%
Entities affiliated with SCSF Equities LLC(5) c/o SCSF Equities LLC 5200 Town Center Circle, Suite 600 Boca Raton, FL 33486	2,709,802	7.7%
Entities affiliated with Denver Investment Advisors LLC(6) c/o Denver Investment Advisors LLC 1225 17th Street, 26th Floor Denver, CO 80202	2,433,900	6.9%
Entities affiliated with AXA Financial, Inc.(7) c/o AXA Financial, Inc. 1290 Avenue of the Americas New York, NY 10104	1,985,525	5.6%
Directors & Named Executive Officers:
Mark D. Dalton(8)	9,584	*
John D. Durrett, Jr.	16,250	*
Donald T. Johnson, Jr.(9)	17,916	*
Terrence J. Keating(10)	102,866	*
William M. Lasky	1,250	*
John R. Murphy(11)	67,981	*
Charles E. Mitchell Rentschler(12)	26,250	*
Donald C. Roof(13)	46,250	*
David K. Armstrong(14)	55,407	*
Elizabeth I. Hamme(15)	42,612	*
Steve J. Holt(16)	13,654	*
All current directors and executive officers as a group (15 persons)(17)	413,171	1.2%

*
Less than one percent (1%)

(1)
Based solely on Schedule 13G filed with the SEC on January 10, 2008 by FMR LLC and Edward C. Johnson 3d. Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of

  FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 3,651,526 shares of the 4,273,126 shares listed as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d and FMR LLC, though its control of Fidelity, has the sole power to dispose of the shares, however, neither Mr. Johnson nor FMR LLC has the sole power to vote or direct the voting of the shares, which power resides with the Fidelity Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees. Pyramis Global Advisors, LLC ("PGALLC"), an indirect wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 255,000 shares of the 4,273,126 shares listed. Edward C. Johson 3d and FMR LLC, through its control of PGALLC, each has sole dispositive power over, and sole power to vote or to direct the voting of 255,000 shares owned by the institutional accounts or funds advised by PGALLC as reported in the preceding sentence. Pyramis Global Advisors Trust Company ("PGATC"), an indirect wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 360,741 shares of the 4,273,126 shares listed as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of PGATC, each has sole dispositive power over, and sole power to vote or to direct the voting of 360,741 shares owned by the institutional accounts managed by PGATC as reported in the preceding sentence. Fidelity International Limited ("FIL"), a qualified institution under Section 240.13d-1(b)(1) pursuant to an SEC No-Action letter dated October 5, 2000, is the beneficial owner of 5,859 shares of the 4,273,126 shares listed. FMR LLC and FIL are of the view that they are not acting as a "group" for purposes of Section 13(d) under the Securities Exchange Act of 1934 (the "1934 Act") and that they are not otherwise required to attribute to each other the "beneficial ownership" of the securities "beneficially owned" by the other corporation within the meaning of Rule 13d-3 promulgated under the 1934 Act. Therefore, they are of the view that the shares held by the other corporation need not be aggregated for purposes of Section 13(d). However, FMR LLC filed the Schedule 13G on a voluntary basis as if all of the shares are beneficially owned by FMR LLC and FIL on a joint basis.

(2)
Based solely on Schedule 13G/A filed with the SEC on November 13, 2007 by Stadium Capital Management, LLC, a Delaware limited liability company (SCM). SCM, Alexander M. Seaver and Bradley R. Kent disclaim beneficial ownership of the shares except to the extent of their respective pecuniary interest therein. Stadium Relative Value Partners, L.P., a California limited partnership (SRV), is the beneficial owner of 2,395,381 of the 3,798,294 shares beneficially owned by SCM and filed the Schedule 13G/A jointly with the other filers, but not as a member of a group and expressly disclaims membership in a group. SCM is an investment adviser whose clients, including SRV, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares. Alexander M. Seaver and Bradley R. Kent are the Managing Members of SCM, which is the general partner of SRV.

(3)
Shares beneficially held by entities affiliated with Trimaran Investments II, L.L.C. were acquired in the TTI merger and are held by the following entities: Trimaran Fund II, L.L.C holds 1,241,020 shares; Trimaran Capital, L.L.C. holds 80,134 shares; Trimaran Parallel Fund II, L.P. holds 522,502 shares, CIBC Employee Private Equity Fund (Trimaran) Partners holds 808,090 shares; and CIBC Capital Corporation holds 881,609 shares. Jay R. Bloom, Andrew R. Heyer and Dean C. Kehler are managing members of Trimaran Investments II, L.L.C., the managing member of Trimaran Fund II, L.L.C., Trimaran Parallel Fund II, L.P., Trimaran Capital, L.L.C., CIBC Employee Private Equity Fund (Trimaran) Partners and CIBC Capital Corporation. As a result, Messrs. Bloom, Heyer and Kehler may be deemed to beneficially own all of the shares of common stock held directly or indirectly by these entities. Messrs. Bloom, Heyer and Kehler have investment and voting power with respect to shares owned by these entities but disclaim beneficial ownership of such shares except with respect to approximately 26,712, 26,711 and 26,711, respectively, of the shares owned by Trimaran Capital, L.L.C.

(4)
Based solely on Schedule 13G filed with the SEC on February 14, 2008 by Tinicum Capital Partners II, L.P., a Delaware limited partnership (TCP II). Of the 3,497,500 shares held by entities affiliated with TCP II, TCP II may be deemed to be the beneficial owner of 3,479,398 shares, Tinicum Capital Partners II Parallel Fund, L.P., a Delaware limited partnership (TCP Parallel) may be deemed to be the beneficial owner of 18,102 shares, Tinicum Lantern II, L.L.C., a Delaware limited liability company (Tinicum Lantern) may be deemed to be the beneficial owner of 3,497,500 shares, Terence M. O'Toole may be deemed to be the beneficial owner of 3,497,500 shares, and Eric M. Ruttenberg may be deemed to be the beneficial owner of 3,497,500 shares. Each of Tinicum Lantern, Mr. Ruttenberg and Mr. O'Toole disclaims any beneficial ownership of any of the shares. Tinicum Lantern, the General Partner of TCP II and Tinicum Parallel, is a limited liability company organized under the laws of the state of Delaware. Each of Eric M. Ruttenberg and Terence M. O'Toole is a co-managing member of Tinicum Lantern, and in that capacity directs its operations.

(5)
Based solely on Schedule 13D/A filed with the SEC on January 3, 2008 by SCSF Equities, LLC, a Delaware limited liability company, Sun Capital Securities Offshore Fund, Ltd., a Cayman Islands corporation, Sun Capital Securities Fund, LP, a Delaware limited partnership, Sun Capital Securities Advisors, LP, a Delaware limited partnership, Sun Capital Securities, LLC, a Delaware limited liability company, Marc J. Leder and Rodger R. Krouse.

(6)
Based solely on Schedule 13G filed with the SEC on February 14, 2008 by Denver Investment Advisors LLC. Denver Investment Advisors, LLC filed the Schedule 13G as an investment adviser in accordance with section 240.13d-1(b)(1)(ii)(E), and reported that it has voting and dispositive power over 120,300 or the reported shares, but no voting or dispositive power over 2,313,600 of the reported shares.

(7)
Based solely on Schedule 13G filed with the SEC on February 14, 2008 by AXA Financial, Inc.; AXA, which owns AXA Financial, Inc.; and AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle and AXA Courtage Assurance Mutuelle acting as a group (collectively, the "Mutuelles AXA") that controls AXA. The shares listed are held by AllianceBernstein, a subsidiary of AXA Financial, Inc., and were acquired solely for investment purposes on behalf of client discretionary investment advisory accounts. Each of the Mutuelles AXA, as a group, and AXA may be deemed to be the beneficial owner of 1,985,525 shares; however, each of the Mutuelles AXA, as a group, and AXA expressly declares that the filing of the Schedule 13G shall not be construed as an admission that it is, for the purposes of Section 13(d) of the Exchange Act, the beneficial owner of any securities listed in the Schedule 13G.

(8)
Mr. Dalton's beneficial ownership includes 8,334 shares issuable pursuant to an option exercisable at $9.00 per share.

(9)
Mr. Johnson's beneficial ownership includes 16,666 shares issuable pursuant to an option exercisable at $10.53 per share.

(10)
Mr. Keating's beneficial ownership includes 8,865 shares issuable pursuant to an option exercisable at $2.962 per share and 59,100 shares issuable pursuant to an option exercisable at $9.00 per share.

(11)
Mr. Murphy's beneficial ownership includes 3,694 shares issuable pursuant to options exercisable at $2.962 per share and 56,486 shares issuable pursuant to an option exercisable at $9.00 per share.

(12)
Mr. Rentschler's beneficial ownership includes 25,000 shares issuable pursuant to an option exercisable at $9.00 per share.

(13)
Mr. Roof's beneficial ownership includes 25,000 shares issuable pursuant to an option exercisable at $9.00 per share.

(14)
Mr. Armstrong's beneficial ownership includes 2,955 shares issuable pursuant to an option exercisable at $2.962 per share and 28,072 shares issuable pursuant to an option exercisable at $9.00 per share.

(15)
Ms. Hamme's beneficial ownership includes 5,910 shares issuable pursuant to an option exercisable at $2.962 per share and 28,072 shares issuable pursuant to an option exercisable at $9.00 per share. Ms. Hamme beneficially owns 6,000 shares held in the name of the Elizabeth I. Hamme Living Trust, dated July 23, 1999.

(16)
Mr. Holt's beneficial ownership includes 10,343 shares issuable pursuant to an option exercisable at $9.00 per share.

(17)
Includes 290,816 shares of common stock issuable upon the exercise of fully exercisable options. The total number of shares listed does not double count the shares that may be beneficially attributable to more than one person.

EXECUTIVE OFFICERS

        Set forth below is information concerning our executive officers as of April 1, 2008. Information regarding our directors is set forth in "Proposal No. One—Election of Directors" presented earlier in this proxy statement.

Name	Age	Position(s)
Terrence J. Keating	58	Chairman
John R. Murphy	57	President and Chief Executive Officer
David K. Armstrong	51	Senior Vice President/Chief Financial Officer and Corporate Secretary
Edward J. Gulda	62	Senior Vice President/Gunite and Brillion Iron Works
Elizabeth I. Hamme	57	Senior Vice President/Labor and Employment Affairs
Steven J. Holt	43	Senior Vice President/Strategy, Growth and Technology
James T. Maniatis	58	Vice President/Human Resources
Richard F. Schomer	52	Senior Vice President/Sales and Marketing
Leigh A. Wright	50	Senior Vice President/Accuride Wheels

        The principal occupations and positions for at least the past five years of the executive officers named above are as follows:

        Terrence J. Keating.    Please see Mr. Keating's biography set forth in "Proposal No. One—Election of Directors," presented earlier in this Proxy Statement.

        John R. Murphy.    Please see Mr. Murphy's biography set forth in "Proposal No. One—Election of Directors," presented earlier in this Proxy Statement.

        David K. Armstrong has served as Senior Vice President/Chief Financial Officer and Corporate Secretary of the Company since January 2007. From January 2007 through February 2008, Mr. Armstrong also held the title of General Counsel. Mr. Armstrong previously served as Senior Vice President/Finance, General Counsel and Corporate Secretary of the Company from February 2006 through December 2006 and as Senior Vice President/General Counsel and Corporate Secretary for the Company from October 1998 to January 2006. Mr. Armstrong holds a B.S. and MAcc in Accounting and a Juris Doctorate, all from Brigham Young University, and is a Certified Public Accountant.

        Edward J. Gulda has served as the Company's Senior Vice President of Brillion and Gunite since December 2007. Prior to joining Accuride Corporation, Mr. Gulda served as Principal for Kinnick Group LLC from 1998 to December 2007. He served as Chairman and Chief Executive Officer of Peregrine Incorporated from 1997 to 1998. Mr. Gulda also served as Chief Executive Officer of Kelsey Hayes from 1995 to 1996 as well as other senior management positions with Kelsey Hayes from 1989 to 1996, and was President and Chief Operating Officer of Dayton Walter from 1988 to 1989. Mr. Gulda holds a B.S.E. and an M.B.A. from the University of Michigan.

        Elizabeth I. Hamme has served as Senior Vice President/Labor and Employment Affairs since March 2008. Ms. Hamme previously served as Senior Vice President/Human Resources from January 2000 through February 2008 and as Vice President/Human Resources from February 1995 to January 2000. Ms. Hamme holds a B.A. in Political Science and an M.A. in Adult Education from George Washington University.

        Steven J. Holt has served as Senior Vice President/Strategy, Growth, and Technology since March 2007. Mr. Holt previously served as Vice President/Chief Information Officer from January 2005 to March 2007, as Accuride's Chief Information Officer from January 2003 to January 2005, and as Accuride's Director of Information Technology from June 1997 to January 2003. Mr. Holt holds a B.S. in Computer Science and an M.S. in Management from Brescia University.

        James J. Maniatis has served as Vice President/Human Resources since February 2008. Prior to joining Accuride Corporation, Mr. Maniatis served as Vice President Human Resources for Cooper Lighting from 1997 to March 2007 and served in various other capacities for Cooper Industries from April 2007 through January 2008. Prior to that, he served as Vice President Human Resources for Varity Kelsey-Hayes from 1992 to 1997 and has also held senior Human Resource positions with RJR Nabisco. Mr. Maniatis received a B.B.A. from Loyola University.

        Richard F. Schomer has served as Senior Vice President of Sales and Marketing since August 2007. Prior to joining Accuride Corporation, since August 2000, Mr. Schomer served as a Principal at MR3 LLP, a business consulting firm he established, where he advised new enterprises in market development, product development, and quality and production improvement. Prior to that, Mr. Schomer served in various executive positions at AutoLign Manufacturing Group, Peregrine Incorporated, Lucas Varity (now TRW) and Freudenberg—NOK. Mr. Schomer received a B.S. degree from Defiance College where he majored in business management.

        Leigh A. Wright has served as the Company's Senior Vice President of Accuride Wheels since December 2007. Mr. Wright served as Vice President of Steel Wheels from May 2006 to December 2007 and as Director Operations—London from March 2004 to May 2006. Prior to joining Accuride Corporation, Mr. Wright served as President of Office Specialty, a Toronto-based manufacturer of premium storage and seating products, from 2001 to 2003 and as Vice President and General Manager of ArvinMeritor Ride Control Products from 1996 to 2001. Mr. Wright holds an M.B.A. from the Richard Ivey School of Business at the University of Western Ontario, a C.I.M. from McMaster University, and a Manufacturing Engineering Technologist diploma from Fanshawe College in London, Ontario.

EXECUTIVE OFFICER COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

        The following discussion and analysis of compensation arrangements of our named executive officers for 2007 should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

        In 2007, our named executive officers, or NEO's, were:

Terrence J. Keating	Chairman
John R. Murphy	President and Chief Executive Officer
David K. Armstrong	Senior Vice President/Chief Financial Officer
Elizabeth I. Hamme	Senior Vice President/Labor and Employment Affairs
Steven J. Holt	Senior Vice President/Strategy Growth & Technology
Anthony A. Donatelli	Former Senior Vice President/Imperial, Bostrom & Fabco
Henry L. Taylor	Former Senior Vice President/Sales and Marketing

Compensation Objectives

        Our objectives in establishing compensation for executive officers, including our NEOs, are as follows:

  •
  Attract and retain individuals of superior ability and leadership talent;

  •
  Ensure senior officer compensation is aligned with our corporate strategies, business objectives and the long-term interests of our stockholders;

  •
  Increase the incentive to achieve key strategic and financial performance measures by linking incentive award opportunities to the achievement of performance goals in these areas; and

  •
  Enhance the officers' incentive to increase our stock price and maximize stockholder value by providing compensation opportunities in the form of equity.

        Our compensation program consists of a fixed base salary and variable cash and stock-based incentive awards. This mix of compensation is intended to ensure that total compensation reflects our overall success or failure and to motivate executive officers to meet appropriate performance measures. Total compensation is allocated between cash and equity compensation based on benchmarking to market consensus compensation levels and a peer group, discussed below. In addition, we consider the balance between providing short-term incentives and long-term equity compensation.

        Historically, an executive officer's annual total compensation package has been comprised of two components: a base salary and an annual performance-based cash component. Stock options were also used on a separate basis to further incent executive performance. However, in 2006 the Compensation Committee commissioned the design of and implemented an annual systematic equity award granting program within the existing structure of our 2005 Incentive Award Plan. This program was intended to improve the motivation and retention value of our long-term incentives and provide competitive equity opportunities relative to our industry segment and general industry as a whole.

        Based upon the results of that study, an executive officer's total compensation package is now comprised of a base salary, an annual performance-based cash incentive program and a long-term incentive program ("LTIP") under our existing 2005 Incentive Award Plan, consisting of annual grants of restricted stock units ("RSUs") and stock-settled stock appreciation rights ("SARs"). As a result, our senior executive management team, which is comprised of our President/Chief Executive Officer, SVP/Chief Financial Officer and other members of the Company's Executive Committee, now have a substantial portion of their potential compensation tied to performance- and incentive-based programs based on the financial performance of the Company.

Determination of Compensation Awards

        The Compensation Committee has the primary authority to determine and recommend the compensation paid to the Company's executive officers. In 2006, the Compensation Committee retained the services of a compensation consultant, Pearl Meyer & Partners, to assist it in determining the key elements of our compensation programs. In 2007, the Compensation Committee again retained Pearl Meyer & Partners to assist in analyzing key executive management compensation, which included a comparison of that compensation to similarly situated executives at comparable companies. It is anticipated that the Compensation Committee will periodically review and revise the analysis completed in 2006 and 2007 so that it may keep informed about emerging compensation design, as well as, competitive trends and issues.

        Pearl Meyer & Partners did not earn fees from us other than those related to services performed for the Compensation Committee and those related to assisting the Company in preparing certain of the compensation related disclosures included in our proxy statement. The compensation consultant provided advice to the Compensation Committee with respect to competitive practices and the amounts and nature of compensation paid to executive officers, as well as feedback on certain portions of the Company's compensation related disclosure.

        To aid the Compensation Committee in setting compensation, our Chief Executive Officer ("CEO") provides recommendations annually to the Compensation Committee regarding the compensation for all executive officers, but does not actually set any NEO's compensation. Each member of our senior executive management team, in turn, participates in an annual performance review with the CEO and provides input about his or her contributions to our success for the relevant period. The Compensation Committee reviews the performance of each senior executive officer annually. The CEO participates in such annual performance review with the Compensation Committee.

Compensation Benchmarking and Peer Group

        As discussed above, through the information and analysis provided by the compensation consultant, the Compensation Committee compares base salary structures and annual incentive targets to our market sector and industry in general. This approach ensures that our compensation remains competitive in our market and relative to our industry peers. In determining the level of compensation provided to our executive officers, the Compensation Committee evaluated consensus marketplace executive compensation levels for base salary, total cash compensation (base salary plus short-term incentives), and total direct compensation (total cash compensation plus long-term incentives, including stock option awards valued using the Black-Scholes model). The marketplace consensus compensation data for our CEO, CFO and General Counsel, and our business unit leaders was determined using strictly the peer group data. For other executive positions, both published survey data and Accuride's peer group data were used. Published survey data included companies with revenues ranging from $500 million to $3 billion, and was gathered from four surveys, including two confidential general industry surveys, the 2007 Mercer Benchmark Database, and the 2007/08 Watson Wyatt Survey Report

on Top Management (Durable Good Manufacturing Companies). Our peer group consists of the following 15 leading suppliers in the transportation sector:

American Axle & Manufacturing	ArvinMeritor, Inc	Carlisle Companies Inc
CLARCOR Inc	Commercial Vehicle Group, Inc	Donaldson Company, Inc.
Dura Automotive Systems, Inc.	Hayes Lemmerz International, Inc.	Modine Manufacturing Company,
Shiloh Industries,Inc.	Standard Motor Products, Inc.	Stoneridge, Inc.
Superior Industries International, Inc.	Titan International, Inc.	Wabash National Corporation

        We typically target the aggregate value of our total compensation at approximately the median level of market consensus compensation for most executive officer positions. However, we strongly believe in retaining the best talent among our senior executive management team. To retain and motivate these key individuals, the Compensation Committee may determine that it is in our best interests to negotiate total compensation packages with senior executive management that may deviate from the general principle of targeting total compensation at the median level of market consensus compensation. Actual pay for each NEO is determined around this structure, driven by the performance of the executive over time, as well as our annual performance. Equity grant guidelines are then set by job level, using market survey data and current guidelines to determine the appropriate annual grant levels for the upcoming year.

        Our 2007 review indicated that we are providing annual cash compensation comparable to the median of market consensus compensation, and that the design of base and incentive annual cash compensation appropriately provides market compensation to our executive officers. Based upon the addition of the LTIP, the compensation consultant determined that our total compensation programs are within the second quartile (25th to 50th percentile) of the market relative to market consensus compensation.

Base Compensation

        An NEO's base salary is based on his or her performance, as well as, comparable compensation of similar executives in surveys and our peer group. The Compensation Committee plans to continue to review base salary data from compensation research using survey data as well as actual salaries reported in the proxy statements of peer group companies. In addition to market positioning, each year base salaries may increase based upon the performance of the NEO as assessed by the Compensation Committee.

Performance-Based Compensation

        Our compensation programs are structured to reward executive officers based on our performance and the individual executive's contribution to that performance. This allows executive officers to receive incentive compensation in the event certain specified corporate performance measures are achieved. In determining the compensation awarded to each NEO based on performance, the Compensation Committee evaluates our performance and an executive's performance in a number of areas.

  Annual Performance-Based Incentive Cash Compensation

        Our Annual Incentive Compensation Plan ("AICP") is a cash-based short-term performance incentive program. The Compensation Committee, with input from the senior executive team establishes goals for the AICP program based on our past performance, expected industry trends and projected revenue and earnings targets. We have historically used bank adjusted EBITDA and free cash flow ("FCF"), which is defined as cash from operations less capital expenditures, of the Company ("Corporate EBITDA" and "Corporate FCF", respectively) as performance goals for determining AICP payments. In addition, we have generally included operating segment and sub-segment level EBITDA and adjusted cash flow ("ACF") metrics among the AICP metrics for our senior managers that lead such operating segments and sub-segments. We have also from time-to-time included additional metrics for various members of senior management in order to focus their efforts in achieving strategic corporate goals.

        Corporate EBITDA and Corporate FCF goals typically correspond with projected EBITDA and FCF goals contained in our annual budget, which is established in December, based upon input from management and the Board, for the upcoming year. Operating segment and sub-segment level EBITDA and ACF metrics are typically established around the same time as the Corporate EBITDA and Corporate FCF goals.

        Final payment for each AICP component is determined based upon the actual results for such component, compared with certain pre-established Threshold, Target and Maximum goals for that component. Threshold goals are typically established based on achievement of 90% of the budgeted targets, and maximum goals are typically set based on achievement of 110% of the budgeted targets. Subject to the discretion of the Compensation Committee and/or management, no payment for a particular AICP component is earned unless the Threshold goal is achieved. There is no guaranteed minimum payout under the AICP program, and, subject to the discretion of the Compensation Committee as outlined above, there is no AICP payment in the event that (i) the EBITDA results are below the threshold value, (ii) the Company is cited with a material weakness in its internal controls under Section 404 of the Sarbanes-Oxley Act or (iii) the Company violates its bank covenants. Proportional awards can also be earned for goal attainment levels between threshold and maximum performance target levels.

        The performance goals under the AICP may be adjusted by the Compensation Committee to account for unusual events such as extraordinary transactions, asset dispositions and purchases, and mergers and acquisitions if, and to the extent, the Compensation Committee does not consider the effect of such events indicative of Company performance. Payments under the AICP are contingent upon continued employment, though pro rata payments will be paid in the event of retirement, job elimination due to restructuring, death or disability based on that year's actual performance relative to the targeted performance measures for each objective. The AICP is designed to provide annual cash incentives that the Compensation Committee believes are necessary to retain executive officers and reward them for short-term Company performance. It is further designed to intensify executive officers' focus on Company financial performance and value creation and on achieving Company goals through "at risk" compensation.

        The 2007 AICP structure for our senior executive management team was:

Position	Threshold	Target	Maximum
	(% of base salary)	(% of base salary)	(% of base salary)
Terrence Keating—Chief Executive Officer/Chairman	21.6%	90%	162%
John R. Murphy—President/ Chief Operating Officer	18.2%	75%	135%
Senior Vice Presidents	14.4%	60%	108%

        Each of our NEO's 2007 AICP payments were determined based upon our Corporate EBITDA and Corporate FCF results, except for Mr. Taylor who did not receive an AICP payment due to his departure from the Company in August 2007. Additonally, a portion of Mr. Murphy's 2007 AICP payment was based upon the EBITDA and ACF results of our steel and aluminum wheel businesses due to the fact that Mr. Murphy was leading the Wheels operating segment at the beginning of 2007 (he led that segment through October 2007). Further, a portion of Mr. Donatelli's 2007 AICP payment was based upon the EBITDA and ACF performance of Imperial, Bostrom, and Fabco, since he was responsible for such operating segments in 2007.

        Threshold Corporate EBITDA and Corporate FCF for 2007 were $100 million and $31 million, respectively. Our actual Corporate EBITDA and Corporate FCF for 2007 was $113.4 million and

$46.4 million, respectively. We believe that the disclosure of the operating segment and sub-segment EBITDA and ACF goals and the 2007 results for Messrs. Murphy and Donatelli would result in competitive harm to the Company, and therefore do not disclose them as permitted under the rules of the Securities and Exchange Commission. However, each of these goals are established near the beginning of each year, based upon each respective operating segment or sub-segment's past performance, expected industry trends and projected revenue and earnings targets. Prior to establishing the 2007 operating segment and sub-segment goals, our Executive Committee reviewed the proposed goals as part of its annual budget process to ensure that they were consistent with and supported the achievement of corporate level goals. Because each individual operating segment and sub-segement's goals are used to determine the Company's overall annual budget and goals, the Executive Committee and Board take reasonable steps to ensure that the goals are both realistic and fair, and equally obtainable across each operating segment and sub-segement. As discussed above, threshold goals are typically achieved at 90% of budget and maximum at 110% of budget. So at the time the goals are set it is more likely than not that the threshold goals will be met, and reasonably likely that the target goals will be met.

        The weighting of the performance metrics for NEOs with performance metrics under the 2007 AICP were as follows:

NEO	AICP Metric	% Allocation	Weighting	AICP Metric Components
Terrence Keating	Corporate	100%	60% 40%	Corporate EBITDA Corporate FCF
John Murphy	Corporate Steel Wheel Aluminum Wheel	88% 6% 6%	55% 33% 4.5% 1.5% 4.5% 1.5%	Corporate EBITDA Corporate FCF Steel Wheel EBITDA Steel Wheel ACF Aluminum Wheel EBITDA Aluminum Wheel ACF
David K. Armstrong	Corporate	100%	60% 40%	Corporate EBITDA Corporate FCF
Elizabeth I. Hamme	Corporate	100%	60% 40%	Corporate EBITDA Corporate FCF
Steven J. Holt	Corporate	100%	60% 40%	Corporate EBITDA Corporate FCF
Anthony A. Donatelli	Corporate Imperial Bostrom Fabco	63.5% 18% 9% 9.5%	40.8% 22.7% 13.5% 4.5% 6.75% 2.25% 7.5% 2.0%	Corporate EBITDA Corporate FCF Imperial EBITDA Imperial ACF Bostrom EBITDA Bostrom ACF Fabco EBITDA Fabco ACF
Henry L. Taylor	N/A	N/A	N/A	N/A

        Actual payment against these targets as a percentage of total 2007 AICP payment for each of these NEOs was as follows:

NEO	AICP Metric	% of Total Payment
Terrence Keating	Total Corporate	100% 100%
John Murphy	Total Corporate Steel Wheel Sub-Segment Aluminum Wheel Sub-Segment	100% 86.5% 5.5% 8.0%
David K. Armstrong	Total Corporate	100% 100%
Elizabeth I. Hamme	Total Corporate	100% 100%
Steven J. Holt	Total Corporate	100% 100%
Anthony A. Donatelli	Total Corporate Imperial Bostrom Fabco	100% 64.2% 17.4% 0% 18.4%
Henry L. Taylor	Total	0%

        AICP payments earned in 2007 were paid to executives in 2008 upon the approval of the Compensation Committee after reviewing the Company's financial performance for 2007 and the previously established AICP targets for 2007.

  Stock Option Grants

        Prior to our initial public offering we made stock option grants from time to time. At the time of our initial public offering in 2005, we issued a number of stock option awards to our directors and senior executives, as well as other employees under our 2005 Incentive Award Plan. These initial public offering grants were divided equally between time-based vesting awards and time- and performance-based vesting awards, with the latter being forfeited in the event we do not achieve predetermined annual bank adjusted EBITDA targets. In 2007, the bank adjusted EBITDA target of $112.4 million was achieved, and the performance-based vesting stock option awards did vest. Subsequent to the initial public offering, we periodically issued discretionary stock option awards to newly hired employees and upon promotions. These grants typically had a four-year vesting schedule and were awarded to align the executive's interest with those of the stockholder by incenting the creation of additional stockholder value through stock price appreciation and acting as a long-term retention tool.

  Long-Term Incentive Plan

        As described earlier, in 2006 we established the LTIP under our amended and restated 2005 Incentive Award Plan, which utilizes annual grants of SARs and RSUs. Under the LTIP, fifty percent (50%) of the grant value is expected to be delivered through stock-settled SARs and fifty percent (50%) through RSU awards. Like stock options, SARs are performance-based, rewarding participants only when value has been created through stock price appreciation. RSU awards are designed to align the recipient's interests with shareholders as well as to serve as a long-term retention tool. Vesting in such awards will generally be under an approximately three and one-half year back-loaded vesting schedule. SAR grants under the LTIP generally have a three and one-half year cliff vesting schedule, which may be accelerated based on the Company's financial performance. In particular, twenty five percent (25%) of the total SAR award may vest each year through the attainment of the same target bank adjusted EBITDA goal established for the AICP. RSU awards granted under our LTIP during 2006 and 2007 vest in annual installments of 10%, 20%, 30% and 40% over approximately a three and one-half year period on each December 1st following the date of grant.

        In 2007, the target bank adjusted EBITDA goal that would trigger accelerated vesting of a portion of outstanding SAR awards was $118 million. This goal was not achieved and therefore the portion of each outstanding SAR award that was eligible to vest on an accelerated basis will instead vest on the fourth December 31st following the date of the award.

        Notwithstanding the vesting procedures outlined above, SAR and RSU grants will vest pro rata, as specified in the award agreements, if the recipient's employment terminates due to death, disability, or qualified retirement (i.e., age 55 or over after having at least ten years of service, or over age 65 and other than by reason of termination for cause). Our RSU and SAR award agreements specify that unvested shares will vest upon a change in control.

        For the 2007 grants, there were four tiers of award levels for the annual target LTIP value:

Tier 1:	Chairman/CEO	$850,000
Tier 2:	President/COO	$650,000
Tier 3:	CFO	$350,000
Tier 4:	Other Senior Vice Presidents	$230,000

These long-term incentive targets, when considered in conjunction with current base salaries and short-term cash incentives under the AICP, provide a competitive total compensation opportunity for our executives. The actual value to be received by the executive will, of course, depend upon the value of our common stock at the time of vesting in the case of the RSUs, and at exercise in the case of the SARs.

Other Elements of Compensation and Perquisites

        NEOs are also eligible to participate in various employee benefit plans which we provide to all employees and executives in general. Additionally, the executives also receive certain fringe benefits and perquisites, which are more fully described in the narrative to the Summary Compensation Table. These employee benefits and perquisites are used by the Company to provide additional compensation to executives as a means to attract and retain executives.

Compensation Recovery Policy

        We maintain a clawback policy relating to LTIP performance awards. Under the clawback provisions specified in our award agreements, LTIP award holders will forfeit any unvested SARs and/or RSUs, as applicable, if they violate any non-compete or non-solicitation covenants they may have. In addition, if he or she violates such covenants within 24 months after he or she received stock in settlement of any SARs and/or RSUs, he or she must repay an amount equal to the sum of (a) the gross sales proceeds of any such stock that was previously sold plus (b) the closing market price per share of the stock on the date it was distributed to him or her for any share of stock which has not been sold. These provisions serve to ensure that executive officers act in our best interest and that of our stockholders even after termination of employment.

Policies with Respect to Equity Compensation Awards

        The exercise price of all stock options and SARs is based on the fair market value of our common stock on the date of grant. Under the amended and restated 2005 Incentive Award Plan, fair market value is defined as the closing price for our common stock on the NYSE on the grant date. We do not have a policy of granting equity-based awards at any other price.

        Equity awards are typically made under the compensation programs discussed above at regularly scheduled meetings of the Compensation Committee. The Company currently intends to make annual LTIP grants at the Board meeting held in conjunction with our annual meeting of stockholders. The effective date for equity grants is usually the date of such meeting. The Compensation Committee also makes grants of equity incentive awards in its discretion, in connection with the hiring of new executives or upon promotion. In such case the effective date of such grants may be in the future.

Stock Ownership Guidelines

        As a further method of aligning director and executive interest with that of the shareholder, we have established stock ownership guidelines for our directors and senior executives. Under the stock ownership guidelines, each director and senior executive officer is expected to hold common stock that has a fair market value of a multiple of his or her base annual retainer (for directors) or salary (for senior executives) by December 31, 2011 or five years from his or her first grant of stock, whichever is later. These stock ownership guidelines are as follows:

Executive	Ownership Multiple
Directors	3.0 times
CEO	4.0 times
Senior VPs	2.0 times

Policy Regarding Tax Deductibility of Compensation

        Within its performance-based compensation program, the Company aims to compensate the senior executive management team in a manner that is tax effective for the Company. Currently, all annual compensation is intended to be deductible under Section 162(m) of the Internal Revenue Code, as amended. SARs are performance based and also deductible under 162(m). However, RSUs are not performance based and therefore may not be deductible under Section 162(m). In the future, the Compensation Committee may determine that it is appropriate to pay compensation which is not deductible.

COMPENSATION COMMITTEE REPORT

        The following is the report of the Compensation Committee. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission nor subject to Regulation 14A or 14C, other than as provided in Item 407(e)(5) of Regulations S-K, promulgated by the Securities and Exchange Commission, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Review with Management

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management.

Conclusion

        Based on the reviews and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K and this proxy statement on Schedule 14A for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.

By the Members of the Compensation Committee
Donald T. Johnson, Jr., Chairman John D. Durrett, Jr. William M. Lasky

COMPENSATION OF NAMED EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE—2007

        The following table summarizes the annual compensation for fiscal years 2006 (for those officers that were NEO's in 2006) and 2007 paid to or earned by our Chairman, Chief Executive Officer, Chief Financial Officer, the three other most highly-compensated executive officers of the Company who were serving as executive officers at the end of fiscal year 2007, and our former Senior Vice President/Sales and Marketing, Henry L. Taylor, whose employment with us ended in August 2007 (collectively, the "Named Executive Officers"):

	Year	Salary		Stock Awards(1)		Option Awards(2)		Non-Equity Incentive Plan Compensation(3)		Change in Pension Value and Nonqualified Deferred Compensation Earnings		All Other Compensation(4)		Total
Terrence J. Keating (Chairman and former Chief Executive Officer)	2007 2006	$ $	630,360 606,120	$ $	326,036 42,191	$ $	194,598 192,900	$ $	580,940 563,692	$ $	23,212 24,622	$ $	312,791 311,154	$ $	2,067,937 1,740,679
John R. Murphy (Chief Executive Officer and President)	2007 2006	$ $	564,013 510,120	$ $	213,071 24,817	$ $	134,815 144,926	$ $	447,352 474,412	$ $	22,228 23,983	$ $	269,027 244,917	$ $	1,650,506 1,423,175
David K. Armstrong (Senior VP / Chief Financial Officer)	2007 2006	$ $	350,160 325,140	$ $	122,167 14,886	$ $	83,063 92,203	$ $	215,138 241,904	$ $	11,822 16,830	$ $	116,888 129,116	$ $	899,238 820,079
Elizabeth I. Hamme (Senior VP / Labor & Employment Affairs)	2007 2006	$ $	286,680 276,960	$ $	88,221 11,418	$ $	75,087 92,203	$ $	176,136 206,058	$ $	22,310 24,115	$ $	108,629 114,287	$ $	757,063 725,041
Anthony A. Donatelli (Senior VP / Imperial, Bostrom & Fabco)	2007		$257,640		$88,221		$108,599		$137,858		—		$94,700		$687,018
Steven J. Holt (Senior VP / Strategy, Growth & Technology)	2007		$209,617		$53,135		$22,864		$125,257		$4,062		$31,039		$446,104
Henry L. Taylor (Former Senior VP / Sales and Marketing)	2007 2006	$ $	172,950 267,840	$	— 11,418	$ $	(35,861 92,203)	$ $	0 199,273	$ $	37,883 18,208	$ $	339,673 103,299	$ $	514,645 692,241

(1)
Reflects the aggregate expense recognized for financial statement reporting purposes in 2006 and 2007, in accordance with the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, for stock awards granted during 2006 and 2007. There were no stock awards granted prior to 2006. The stock awards granted under our LTIP during 2006 and 2007 vest in annual installments of 10%, 20%, 30%, and 40% over an approximately three and one-half year-period on each December 1st following the date of grant. We amortize the expense for the grant date fair value of the stock awards over the vesting period using the graded method.

(2)
Reflects the aggregate expense recognized for financial statement reporting purposes in 2006 and 2007 for stock option and SAR awards, disregarding forfeitures related to vesting conditions, in accordance with the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 123(R), Share-Based Payment. No stock option awards were granted during 2007 to a NEO. We amortize the expense for the grant date fair value of the stock option awards over the vesting period using the graded method.

  In determining the estimated fair value of our share-based awards as of the grant date, we used the Black-Scholes option-pricing model. The assumptions underlying our model are described in the notes to our consolidated financial statements (Note 10—Stock-Based Compensation Plans), which are incorporated into our Form 10-K for fiscal year 2007, filed with the SEC on March 17, 2008.

(3)
Reflects AICP amounts earned in the year reported and subsequently paid in the first quarter of the following year.

(4)
All Other Compensation for the year ended December 31, 2007 includes payments made under our Executive Retirement Allowance Policy (including tax gross-up), premiums under our Executive Life Insurance Policy (including tax gross-up), financial planning fees (including tax gross-up), payments for health services under our Executive Health Care program, payments made pursuant to our Annual Profit Sharing program, company matches to 401(k) contributions and various gifts and awards. All Other Compensation for Mr. Taylor includes a severance payment of $276,720. Other perquisites that exceed $25,000 or ten-percent of the total perquisites' value and tax gross-up payments are as follows:

	Year	Executive Retirement Allowance Policy	Gross-up of Executive Retirement Allowance Policy	ELIP Premiums	Gross-up of ELIP Premiums	Financial Planning Fees	Gross-up of Financial Planning Fees	Gross-up of Personal Excess Insurance Premium	401(k) Company Match and Profit Sharing
Terrence J. Keating	2007	$121,828	$82,410	$44,125	$22,063	$12,730	$11,087	$697	$13,500
John R. Murphy	2007	$100,929	$68,273	$38,531	$19,265	$12,730	$11,087	$697	$13,500
David K. Armstrong	2007	$28,538	$15,037	$24,511	$12,256	$10,100	$8,990	$714	$13,500
Elizabeth I. Hamme	2007	$30,497	$14,139	$20,068	$10,034	$10,100	$8,990	$379	$13,500
Anthony A. Donatelli	2007	$22,651	$8,228	$18,035	$9,017	$10,100	$7,511	$306	$13,500
Steven J. Holt	2007	$5,936	$2,587	—	—	$3,925	$3,418	—	$12,577
Henry L. Taylor	2007	$1,832	$1,239	$19,370	$9,685	$10,100	$8,796	$370	$4,324

  Narrative to Summary Compensation Table:

        A description of various employee benefit plans and fringe benefits available to our NEO's and certain other employees are described below.

  Defined Contribution Plans.

        We have a Section 401(k) Savings/Retirement Plan (the "401(k) Plan") which covers all of our eligible employees. Participants in the 401(k) plan receive matching contributions in an amount equal to fifty cents for each dollar they contribute, up to a maximum of five percent of the participant's annual salary and subject to certain IRS limits. Matching contributions to 401(k) Plan participants become vested after one year of employment. Employees are eligible to participate in the 401(k) Plan in the first payroll period after thirty days of employment.

  Defined Benefit Plans

        The Accuride Retirement Plan ("Retirement Plan") covers certain employees who began employment prior to January 1, 2006. Under the Retirement Plan, each participant has a "cash balance account" which is established for bookkeeping purposes only. Each year, each participant's cash balance account is credited with a percentage of the participant's earnings (as defined in the Retirement Plan). The percentage ranges from 2% to 11.5%, depending on the participant's age, years of service and date of participation in the Retirement Plan. If a participant has excess earnings above the Social Security taxable wage base, then an additional 2% of the excess earnings amount is credited to the participant's account. Participants' accounts also are credited with interest each year, based upon the rates payable on certain U.S. Treasury debt instruments. Employees first becoming participants after January 1, 1998 also receive an additional credit for their first year of service.

        A participant's benefit at normal retirement age, if calculated as a lump sum payment, equals the balance of his or her cash balance account. The actuarial equivalent of the account balance also can be paid as a single life annuity, a qualified joint and survivor annuity, or an alternative form of payment allowed under the Retirement Plan.

  Financial Planning Fees.

        We provide each NEO and certain other executives a stipend to cover the cost of financial planning services. The stipend in 2007 was $12,730 per year for each of Messrs. Keating and Murphy and $10,100 for each of our Senior Vice Presidents, plus a gross up for taxes incurred by the executive on the stipend.

  Executive Life Insurance Plan (ELIP).

        Each NEO annually receives an amount to pay the premium on a flexible premium variable universal life insurance policy or variable annuity, to be wholly owned by the executive. The annual amount is equal to 7% of the executive's base salary plus 50% of such amount in order to offset taxes.

  Executive Health Care.

        Each NEO is eligible to participate in the Mayo Clinic's Executive Health Program, which provides a comprehensive examination and access to Mayo's medical, surgical and laboratory facilities. We pay the cost of certain eligible Mayo services, with any additional ineligible services billed directly to the NEO's insurance company.

  Executive Retirement Allowance.

        Each NEO, as well as certain other executives, receives an executive retirement allowance in order to replace benefits lost due to the compensation that may be taken into account under our tax qualified retirement plans (401(k) Plan and Retirement Plan). The annual executive retirement allowance is equal to the sum of (i) 2.5% of the executive's base salary for the calendar year in excess of the compensation limits set forth in our 401(k) Plan, (ii) the profit sharing contribution percentage multiplied by the executive's base salary in excess of the compensation limits set forth in our 401(k) Plan, and (iii) an amount equal to the credits that the executive would be entitled to receive under the Retirement Plan if that plan were not subject to the compensation limit, less the actual credits received by the executive under the Retirement Plan for that year. The allowance is in the form of a cash payment to eligible executives and is grossed up for taxes.

  Annual Profit Sharing.

        Each of our employees who is considered to be "highly compensated" under the Internal Revenue Code, including each NEO, is eligible for a 0% to 7.5% discretionary annual profit sharing contribution. The actual amount is determined based upon the achievement of pre-determined bank adjusted EBITDA targets and the approval of the Compensation Committee. The profit sharing payments listed in the Summary Compensation Table are based on 2007 bank adjusted EBITDA of $113.4 million, versus a threshold of $100 million. In order to be eligible, employees must be employed on the last day of the plan year (December 31st), provided, however, that participants who retire, die, become disabled, enter into service with the armed forces of the United States, or terminate employment due to an involuntary reduction in workforce, during the plan year are also eligible for a profit sharing contribution. Actual contributions are calculated based on the eligible employee's "salary" as defined by the plan. Profit sharing contributions are either paid in cash or contributed to the recipient's 401(k) account, depending upon regulatory compliance, and become vested after one year of service.

  Personal Excess and Gross up.

        We pay premiums on personal excess umbrella insurance coverage for each of our NEOs as well as all of our other Senior Vice Presidents. This policy provides liability coverage in excess of the individual's underlying insurance anywhere in the world unless stated otherwise or an exclusion applies. This policy pays on the behalf of the employee up to their specific limit amount for covered damages from any one occurrence, regardless of how many claims, homes, vehicles, watercraft, or people are involved in the occurrence; again, which are in excess of the underlying policy. Current policy limits range from $5,000,000 to $10,000,000.

GRANTS OF PLAN-BASED AWARDS—2007

        The following table shows all grants of awards in 2007 to each of the Executive Officers named in the Summary Compensation Table:

Grant Date Fair Value of Stock and Option Awards(4)
		Estimated Possible Potential Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)		Grant Date Closing Price of Common Stock ($/Share)
Exercise or Base Price of Option Awards ($/Share)
	Grant Date	Threshold ($)	Target ($)	Max ($)
Terrence J. Keating	— 6/14/07	130,900 —	545,500 —	981,900 —	— 28,071	— 64,637	— 15.14	— 15.14	$	— 855,000
John R. Murphy	6/14/07	91,800 —	382,600 —	688,700 —	— 21,466	— 49,428	— 15.14	— 15.14	$	— 650,000
David K. Armstrong	— 6/14/07	46,800 —	195,100 —	351,200 —	— 11,559	— 26,615	— 15.14	— 15.14	$	— 350,000
Elizabeth I. Hamme	— 6/14/07	39,900 —	166,200 —	299,100 —	— 7,596	— 17,490	— 15.14	— 15.14	$	— 230,000
Anthony A. Donatelli	— 6/14/07	33,100 —	138,000 —	248,400 —	— 7,596	— 17,490	— 15.14	— 15.14	$	— 230,000
Steven J. Holt	— 6/14/07	33,100 —	138,000 —	248,400 —	— 7,596	— 17,490	— 15.14	— 15.14	$	— 230,000
Henry L. Taylor	— 6/14/07	38,600 —	160,700 —	289,300 —	— 7,596	— 17,490	— 15.14	— 15.14	$	— 230,000

(1)
Reflects the potential payouts under the Accuride Incentive Compensation Plan, "AICP" for 2007 as more fully described in the Compensation Discussion & Analysis above. The AICP payment for 2007 was determined in February 2008 upon completion of the consolidated financial statements for the fiscal year ended December 31, 2007. The Summary Compensation Table details amounts actually paid in 2008 under the 2007 AICP in the column Non-Equity Incentive Plan Compensation.

(2)
Reflects restricted stock shares granted during 2007 under our LTIP which will vest in annual installments of 10%, 20%, 30%, and 40% each December 1st of 2007, 2008, 2009 and 2010, respectively.

(3)
Reflects stock appreciation rights, "SARs", granted during 2007 under our LTIP that will vest on December 31, 2010; provided, however, that 25% of the total award may vest on December 31st of each of 2007, 2008, 2009 and 2010 based on the achievement of pre-established bank adjusted EBITDA goals for each year. The Company did not achieve the bank adjusted EBITDA threshold goal of $118 million for the accelerated vesting of SARs in 2007 and, accordingly, no SARs vested in 2007.

(4)
In determining the estimated fair value of our share-based awards as of the grant date, we used the Black-Scholes option-pricing model. The assumptions underlying our model are described in the notes to our consolidated financial statements (Note 10—Stock-Based Compensation Plans), which are incorporated into our Form 10-K for fiscal year 2007, filed with the SEC on March 17, 2008. One half of the grant date fair value is attributed to RSUs and one-half to SARs.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE—2007

	Option Awards								Stock Awards
	Number of Securities Underlying Unexercised Options— Exercisable	Number of Securities Underlying Unexercised Options— Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options		Option Exercise Price		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1)		Market Value of shares or Units of Stock That Have Not Vested(1)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Terrence J. Keating	— — 8,865 59,100 — —	— — — 14,775 97,093 64,637	(4) (6) (7)	— — — 14,775 — —	(5)	$ $ $ $	— — 2.962 9.000 11.340 15.140	— — 03/08/14 04/26/15 12/19/16 6/14/17	26,235 25,264 — — — —	(2) (3)	$ $	206,207 198,575 — — — —	— — — — — —	— — — — — —
John R. Murphy	— — 3,694 56,486 — —	— — — 11,082 57,114 49,428	(10) (6) (7)	— — — 11,082 — —	(11)	$ $ $ $	— — 2.962 9.000 11.340 15.140	— — 03/08/14 04/26/15 12/19/16 6/14/17	15,433 19,320 — — — —	(8) (9)	$ $	121,303 151,855 — — — —	— — — — — —	— — — — — —
David K. Armstrong	— — 2,955 28,072 — —	— — — 7,019 34,268 26,615	(14) (6) (7)	— — — 7,018 — —	(15)	$ $ $ $	— — 2.962 9.000 11.340 15.140	— — 03/08/14 04/26/15 12/19/16 6/14/17	9,260 10,404 — — — —	(12) (13)	$ $	72,784 81,775 — — — —	— — — — — —	— — — — — —
Elizabeth I. Hamme	— — 5,910 28,072 — —	— — — 7,019 26,272 17,490	(14) (6) (7)	— — — 7,018 — —	(15)	$ $ $ $	— — 2.962 9.000 11.340 15.140	— — 03/08/14 04/26/15 12/19/16 6/14/17	7,099 6,837 — — — —	(16) (17)	$ $	55,798 53,739 — — — —	— — — — — —	— — — — — —
Anthony A. Donatelli	— — 7,388 20,485 — —	— — 1,847 20,485 26,272 17,490	(18) (20) (6) (7)	— — 1,847 — — —	(19)	$ $ $ $	— — 9.000 12.290 11.340 15.140	— — 04/26/15 02/03/16 12/19/16 6/14/17	7,099 6,837 — — — —	(16) (17)	$ $	55,798 53,739 — — — —	— — — — — —	— — — — — —
Steven J. Holt	— — 10,343 — —	— — 2,586 9,688 17,490	(22) (6) (7)	— — 2,586 — —	(23)	$ $ $	— — 9.000 11.340 15.140	— — 04/26/15 12/19/16 6/14/17	2,618 6,837 — — —	(21) (17)	$ $	20,577 53,739 — — —	— — — — —	— — — — —
Henry L. Taylor(24)	—	—		—			—	—	—			—	—	—

(1)
Represents restricted stock units granted under our LTIP. Assumes that the market value of unvested equity awards was $7.86, which was the closing price of our common stock on December 31, 2007 (the last day of trading of 2007).

(2)
Represents restricted stock units granted in December 2006; 11,243 shares and 14,992 shares become vested on December 1st of 2008 and 2009, respectively.

(3)
Represents restricted stock units granted in June 2007; 5,614 shares, 8,421 shares, and 11,229 shares become vested on December 1st of 2008, 2009 and 2010, respectively.

(4)
Represents stock option shares granted on April 26, 2005, 14,775 shares of which become exercisable on December 31, 2008.

(5)
Represents stock option shares granted on April 26, 2005, 14,775 shares of which become exercisable on December 31, 2008, provided recipient is still employed and certain EBITDA goals are satisfied.

(6)
Represents stock appreciation rights granted in December 2006 under our LTIP, which become exercisable on December 31, 2009, provided however that 25% of such shares may vest on each of December 31, 2008 and 2009, respectively if certain pre-established EBITDA targets are satisfied.

(7)
Represents stock appreciation rights granted in June 2007 under our LTIP, which become exercisable on December 31, 2010, provided however that 25% of such shares may vest on each of December 31, 2008, 2009 and 2010, respectively if certain pre-established EBITDA targets are satisfied.

(8)
Represents restricted stock units granted in December 2006; 6,614 shares and 8,819 shares become vested on December 1st of 2008 and 2009, respectively.

(9)
Represents restricted stock units granted in June 2007; 4,293 shares, 6,440 shares, and 8,587 shares become vested on December 1st of 2008, 2009 and 2010, respectively.

(10)
Represents stock option shares granted on April 26, 2005, 11,082 shares of which become exercisable on December 31, 2008.

(11)
Represents stock option shares granted on April 26, 2005, 11,082 shares of which become exercisable on December 31, 2008, provided recipient is still employed and certain EBITDA goals are satisfied.

(12)
Represents restricted stock units granted in December 2006; 3,968 shares, and 5,292 shares become vested on December 1st of 2008 and 2009, respectively.

(13)
Represents restricted stock units granted in June 2007; 2,312 shares, 3,468 shares, and 4,624 shares become vested on December 1st of 2008, 2009 and 2010, respectively.

(14)
Represents stock option shares granted on April 26, 2005, 7,019 shares of which become exercisable on December 31, 2008.

(15)
Represents stock option shares granted on April 26, 2005, 7,018 shares of which become exercisable on December 31, 2008, provided recipient is still employed and certain EBITDA goals are satisfied.

(16)
Represents restricted stock units granted in December 2006; 3,042 shares and 4,057 shares become vested on December 1st of 2008 and 2009, respectively.

(17)
Represents restricted stock units granted in June 2007; 1,519 shares, 2,279 shares, and 3,039 shares become vested on December 1st of 2008, 2009 and 2010, respectively.

(18)
Represents stock option shares granted on April 26, 2005, 1,847 shares of which become exercisable on December 31, 2008.

(19)
Represents stock option shares granted on April 26, 2005, 1,847 shares of which become exercisable on December 31, 2008, provided recipient is still employed and certain EBITDA goals are satisfied.

(20)
Represents stock option shares granted on February 3, 2006, 10,242 shares of which become exercisable on December 31, 2008, and 10,243 shares of which become exercisable on December 31, 2009.

(21)
Represents restricted stock units granted in December 2006; 1,122 shares and 1,496 shares become vested on December 1st of 2008 and 2009, respectively.

(22)
Represents stock option shares granted on April 26, 2005, 2,586 shares of which become exercisable on December 31, 2008.

(23)
Represents stock option shares granted on April 26, 2005, 2,586 shares of which become exercisable on December 31, 2008, provided recipient is still employed and certain EBITDA goals are satisfied.

(24)
Mr. Taylor's employment with the company terminated in August 2007 and all unvested and unexercised options as of the end of the 90th day following Mr. Taylor's last day of employment were forfeited.

OPTIONS EXERCISED & STOCK VESTED DURING FISCAL 2007

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Terrence J. Keating	212,464	$2,188,629	10,302	$78,192
John R. Murphy	56,032	$413,547	6,555	$49,752
David K. Armstrong	47,725	$405,784	3,800	$28,842
Elizabeth I. Hamme	—	—	2,787	$21,153
Anthony A Donatelli	—	—	2,787	$21,153
Steven J. Holt	—	—	1,507	$11,438
Henry L. Taylor	36,937	$252,860	—	—

PENSION BENEFITS

	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During the Last Fiscal Year ($)
Terrence J. Keating	Accuride Retirement Plan	10.00	$172,199	$0
John R. Murphy	Accuride Retirement Plan	8.75	$161,077	$0
David K. Armstrong	Accuride Retirement Plan	8.25	$111,274	$0
Elizabeth I. Hamme	Accuride Retirement Plan	10.00	$164,150	$0
Anthony A Donatelli	None	—	—	—
Steven J. Holt	Accuride Retirement Plan	9.50	$76,878	$0
Henry L. Taylor	Accuride Retirement Plan	9.58	$156,443	$0

(1)
Represents the present value of benefits accrued-to-date. For the Accuride Retirement Plan, this is the cash balance account as of the measurement date, projected to normal retirement age (i.e., age 65) with interest credits, and then discounted back to the measurement date at the plan discount rate. The present value of benefits accrued-to-date was calculated using a discount rate of 5.90% and interest crediting at 5.00% (consistent with SFAS No. 87 disclosure assumptions). The model applies a postretirement mortality using 1994 Uninsured Pensioners table with no decrements applied preretirement.

Potential Post Employment Payments

  Severance and Retention Arrangements—Change of Control

        In February 2008, we entered into amended and restated severance and retention agreements with each NEO, other than Messrs. Keating and Taylor and Ms. Hamme. As described more fully in the section of this proxy statement entitled "Certain Relationships and Related Transactions," we entered into a separate employment Agreement with Mr. Keating in March 2008, which terminated and superseded the existing severance and retention agreement between Mr. Keating and the Company. Mr. Taylor left the Company in 2007, and Ms. Hamme announced her intention to retire in 2008. We also entered into amended and restated severance and retention agreements with certain other senior management employees.

        The amended and restated severance and retention agreements updated the previous form of severance and retention agreement to incorporate final rules relating to Section 409A of the Internal Revenue Code, and superseded the previous version of the severance and retention agreements. The amended and restated severance and retention agreements have a one-year term, subject to automatic one-year renewals if not terminated by either party in accordance with the terms of the agreement. If a "Change of Control" (as defined in the agreement) occurs, the scheduled expiration date of the initial term or renewal term, as the case may be, will be extended for a term ending 18 months after the Change of Control.

        Under the terms of the amended and restated severance and retention agreement, an NEO is entitled to severance if the executive's employment is terminated by us without "cause" or if he or she terminates employment for "good reason" (as these terms are defined in the agreement). This severance generally is equal to one year of the executive's base salary. However, if such termination is within 18 months following a Change of Control, then such severance benefits are as follows:

  •
  For Mr. Murphy, a payment equal to 300% of his salary at termination, plus 300% of the greater of (i) the annualized AICP payment to which he would be entitled as of the date on which the change of control occurs or (ii) his average AICP payment over the three years prior to termination. If it is determined that any payment or distribution will be subject to the excise tax imposed under Internal Revenue Code Section 280G, than the executive will be entitled to receive an additional payment or "gross up" to ensure that their severance payments are kept whole.

  •
  For Messrs. Armstrong, Donatelli, and Holt, a payment equal to 200% of his salary plus 200% of the greater of (i) the annualized AICP payment to which he would be entitled as of the date on which the change of control occurs or (ii) his average AICP payment over the three years prior to termination.

  •
  In addition, each NEO is entitled to continue certain employee benefits, including health, disability, accident and dental insurance coverage for an 18 month period from the date of termination or if earlier, the date on which the executive receives such benefits from a subsequent employer.

        Any such severance is reduced by all payments the executive may become entitled under any other severance policy we may have.

        All severance is subject to the executive executing a general release of claims and agreeing to non-compete and non-solicitation covenants. In addition, if necessary to comply with the tax laws, the severance may not be paid until six months following the NEO's termination.

        No severance is payable if the NEO's employment is terminated for "cause," if they resign without "good reason" or if they become disabled or die.

        Finally, under the terms of the 2005 Equity Incentive Plan, in the event of a Change of Control, if all options, restricted stock or SARs settled in stock are not converted, assumed, or replaced by a successor, then such awards will become fully exercisable and all forfeiture restrictions on such awards will lapse and all RSUs shall become deliverable, unless otherwise provided in any award agreement or any other written agreement entered into with an executive. Our outstanding stock option, RSU and SAR award agreements provide that such awards will vest upon a Change of Control.

  Value of Payment Presuming Hypothetical December 31, 2007 Termination Date

        The following tables summarize enhanced payments our NEO's, other than Mr. Taylor who was no longer employed by the Company on that date, would be eligible to receive assuming a hypothetical separation of employment on December 31, 2007, based upon the circumstances listed in the columns of each table. The tables do not include amounts for vested equity awards and vested pension benefits, or similar non-discriminatory benefits to which each NEO is eligible. No amounts are payable to an executive, and no stock options, RSUs or SARs will vest if the executive voluntarily terminates his or her employment, other than for Good Reason, or is terminated for cause.

Terrence J. Keating

	Retirement ($)	Involuntary or For Good Reason Termination ($)	Change of Control ($)	Involuntary or For Good Reason Termination (Change of Control) ($)	Disability ($)	Death ($)
Compensation:
- Severance	0	630,360	0	3,633,899	0	0
- Incentive Pay	580,940	0	0	580,940	580,940	580,940
Long-Term Incentives(a)
- Unvested and Accelerated RSUs	5,510	0	404,782	404,782	5,510	5,510
- Unvested and Accelerated Stock Options / SARs(b)	0	0	0	0	0	0
Benefits & Perquisites:
- Post Separation Health Care, Disability & Accident Ins.(c)	0	0	0	20,925	0	0
- Insurance Benefits(d)	0	0	0	0	0	1,742,400
- Outplacement	0	0	0	10,000	0	0
- Financial Planning and Executive Physical(e)	0	0	0	28,817	0	0
Excise Tax Gross-Up Payment(f)	n/a	n/a	0	0	n/a	n/a

Total Payment:	586,450	630,360	404,782	4,679,363	586,450	2,328,850

(a)
Assumes that the market value of unvested equity awards was $7.86, which was the closing price of our common stock on December 31, 2007.

(b)
Represents intrinsic value of unvested stock options/stock appreciation rights.

(c)
Cost estimated assuming 2008 COBRA rates for Company health benefits and 2008 costs for Company disability and accident insurance.

(d)
Represents death benefit payable to the executive's heirs under insurance purchased by executive through the ELIP.

(e)
Assumes company cost of $17,730 and income tax gross-up of $11,087.

(f)
Under the Severance and Retention Agreement, if payments are subject to excise taxes imposed under IRC Section 4999, the Company will pay to the executive an additional "gross-up" amount so that his after-tax benefits are the same as though no excise tax had applied. The provision is applicable only if the benefits received without applying a 280G scaleback is greater than 120% of the benefits the executive would receive if the payments were scaled back to the 280G safe harbor. Otherwise, the payments will be reduced to the 280G safe harbor.

  The following assumptions were used to calculate payments under Section 280G:

    Equity valued at $7.86, which was the closing price of our common stock on December 31, 2007.
    - Calculations include an estimated value for the two-year non-compete provision. Annual value estimated to be the executive's current target total cash compensation (salary and target annual bonus)

John R. Murphy

	Retirement ($)	Involuntary or For Good Reason Termination ($)	Change of Control ($)	Involuntary or For Good Reason Termination (Change of Control) ($)	Disability ($)	Death ($)
Compensation:
- Severance	0	625,000	0	3,284,536	0	0
- Incentive Pay	447,352	0	0	447,352	447,352	447,352
Long-Term Incentives(a)
- Unvested and Accelerated RSUs	0	0	273,159	273,159	4,213	4,213
- Unvested and Accelerated Stock Options / SARs(b)	0	0	0	0	0	0
Benefits & Perquisites:
- Post Separation Health Care, Disability & Accident Ins.(c)	0	0	0	24,713	0	0
- Insurance Benefits(d)	0	0	0	0	0	1,014,672
- Outplacement	0	0	0	10,000	0	0
- Financial Planning and Executive Physical(e)	0	0	0	28,817	0	0
Excise Tax Gross-Up Payment(f)	n/a	n/a	0	0	n/a	n/a

Total Payment:	447,352	625,000	273,159	4,068,577	451,565	1,466,237

(a)
Assumes that the market value of unvested equity awards was $7.86, which was the closing price of our common stock on December 31, 2007.

(b)
Represents intrinsic value of unvested stock options/stock appreciation rights.

(c)
Cost estimated assuming 2008 COBRA rates for Company health benefits and 2008 costs for Company disability and accident insurance.

(d)
Represents death benefit payable to the executive's heirs under insurance purchased by executive through the ELIP.

(e)
Assumes company cost of $17,730 and income tax gross-up of $11,087.

(f)
Under the Severance and Retention Agreement, if payments are subject to excise taxes imposed under IRC Section 4999, the Company will pay to the executive an additional "gross-up" amount so that his after-tax benefits are the same as though no excise tax had applied. The provision is applicable only if the benefits received without applying a 280G scaleback is greater than 120% of the benefits the executive would receive if the payments were scaled back to the 280G safe harbor. Otherwise, the payments will be reduced to the 280G safe harbor.

  The following assumptions were used to calculate payments under Section 280G:

    Equity valued at $7.86, which was the closing price of our common stock on December 31, 2007.
    - Calculations include an estimated value for the two-year non-compete provision. Annual value estimated to be the executive's current target total cash compensation (salary and target annual bonus)

David K. Armstrong

	Involuntary or For Good Reason Termination ($)	Change of Control ($)	Involuntary or For Good Reason Termination (Change of Control) ($)	Disability ($)	Death ($)
Compensation:
- Severance	350,160	0	1,166,938	0	0
- Incentive Pay	0	0	215,138	215,138	215,138
Long-Term Incentives(a)
- Unvested and Accelerated RSUs	0	154,559	154,559	2,264	2,264
- Unvested and Accelerated Stock Options / SARs(b)	0	0	0	0	0
Benefits & Perquisites:
- Post Separation Health Care, Disability & Accident Ins.(c)	0	0	25,724	0	0
- Insurance Benefits(d)	0	0	0	0	1,011,528
- Outplacement	0	0	10,000	0	0
- Financial Planning and Executive Physical(e)	0	0	24,090	0	0
Excise Tax Gross-Up Payment(f)	n/a	0	0	n/a	n/a

Total Payment:	350,160	154,559	1,596,449	217,402	1,228,930

(a)
Assumes that the market value of unvested equity awards was $7.86, which was the closing price of our common stock on December 31, 2007.

(b)
Represents intrinsic value of unvested stock options/stock appreciation rights.

(c)
Cost estimated assuming 2008 COBRA rates for Company health benefits and 2008 costs for Company disability and accident insurance.

(d)
Represents death benefit payable to the executive's heirs under insurance purchased by executive through the ELIP.

(e)
Assumes company cost of $15,100 and income tax gross-up of $8,990.

(f)
Under the Severance and Retention Agreement, payments will be reduced if they exceed the Section 280G safe harbor amount.

  The following assumptions were used to calculate payments under Section 280G:

    Equity valued at $7.86, which was the closing price of our common stock on December 31, 2007.
    - Calculations include an estimated value for the two-year non-compete provision. Annual value estimated to be the executive's current target total cash compensation (salary and target annual bonus).

Elizabeth I. Hamme

	Retirement ($)	Involuntary or For Good Reason Termination ($)	Change of Control ($)	Involuntary or For Good Reason Termination (Change of Control) ($)	Disability ($)	Death ($)
Compensation:
- Severance	0	286,680	0	984,200	0	0
- Incentive Pay	176,136	0	0	176,136	176,136	176,136
Long-Term Incentives(a)
- Unvested and Accelerated RSUs	1,486	0	109,537	109,537	1,486	1,486
- Unvested and Accelerated Stock Options / SARs(b)	0	0	0	0	0	0
Benefits & Perquisites:
- Post Separation Health Care, Disability & Accident Ins.(c)	0	0	0	20,225	0	0
- Insurance Benefits(d)	0	0	0	0	0	500,000
- Outplacement	0	0	0	10,000	0	0
- Financial Planning and Executive Physical(e)	0	0	0	24,090	0	0
Excise Tax Gross-Up Payment(f)	n/a	n/a	0	0	n/a	n/a

Total Payment:	177,622	286,680	109,537	1,324,188	177,622	677,622

(a)
Assumes that the market value of unvested equity awards was $7.86, which was the closing price of our common stock on December 31, 2007.

(b)
Represents intrinsic value of unvested stock options/stock appreciation rights.

(c)
Cost estimated assuming 2008 COBRA rates for Company health benefits and 2008 costs for Company disability and accident insurance.

(d)
Represents death benefit payable to the executive's heirs under insurance purchased by executive through the ELIP.

(e)
Assumes company cost of $15,100 and income tax gross-up of $8,990.

(f)
Under the Severance and Retention Agreement, payments will be reduced if they exceed the Section 280G safe harbor amount.

  The following assumptions were used to calculate payments under Section 280G:

    Equity valued at $7.86, which was the closing price of our common stock on December 31, 2007.
    - Calculations include an estimated value for the two-year non-compete provision. Annual value estimated to be the executive's current target total cash compensation (salary and target annual bonus).

Anthony A. Donatelli

	Involuntary or For Good Reason Termination ($)	Change of Control ($)	Involuntary or For Good Reason Termination (Change of Control) ($)	Disability ($)	Death ($)
Compensation:
- Severance	257,640	0	795,077	0	0
- Incentive Pay	0	0	137,858	137,858	137,858
Long-Term Incentives(a)
- Unvested and Accelerated RSUs	0	109,537	109,537	1,486	1,486
- Unvested and Accelerated Stock Options / SARs(b)	0	0	0	0	0
Benefits & Perquisites:
- Post Separation Health Care, Disability & Accident Ins.(c)	0	0	1,854	0	0
- Insurance Benefits	0	0	0	0	0
- Outplacement	0	0	10,000	0	0
- Financial Planning and Executive Physical(d)	0	0	22,611	0	0
Excise Tax Gross-Up Payment(e)	n/a	0	0	n/a	n/a

Total Payment:	257,640	109,537	1,076,937	139,344	139,344

(a)
Assumes that the market value of unvested equity awards was $7.86, which was the closing price of our common stock on December 31, 2007.

(b)
Represents intrinsic value of unvested stock options/stock appreciation rights.

(c)
Cost estimated assuming 2008 COBRA rates for Company health benefits and 2008 costs for Company disability and accident insurance.

(d)
Assumes company cost of $15,100 and income tax gross-up of $7,511.

(e)
Under the Severance and Retention Agreement, payments will be reduced if they exceed the Section 280G safe harbor amount.

  The following assumptions were used to calculate payments under Section 280G:

    - Equity valued at $7.86, which was the closing price of our common stock on December 31, 2007.
    - Calculations include an estimated value for the two-year non-compete provision. Annual value estimated to be the executive's current target total cash compensation (salary and target annual bonus).

Steven J. Holt

	Involuntary or For Good Reason Termination ($)	Change of Control ($)	Involuntary or For Good Reason Termination (Change of Control) ($)	Disability ($)	Death ($)
Compensation:
- Severance	225,000	0	700,513	0	0
- Incentive Pay	0	0	125,257	125,257	125,257
Long-Term Incentives(a)
- Unvested and Accelerated RSUs	0	74,316	74,316	1,486	1,486
- Unvested and Accelerated Stock Options / SARs(b)	0	0	0	0	0
Benefits & Perquisites:
- Post Separation Health Care, Disability & Accident Ins.(c)	0	0	22,734	0	0
- Insurance Benefits	0	0	0	0	0
- Outplacement	0	0	10,000	0	0
- Financial Planning and Executive Physical(d)	0	0	12,343	0	0
Excise Tax Gross-Up Payment(e)	n/a	0	0	n/a	n/a

Total Payment:	225,000	74,316	945,163	126,743	126,743

(a)
Assumes that the market value of unvested equity awards was $7.86, which was the closing price of our common stock on December 31, 2007.

(b)
Represents intrinsic value of unvested stock options/stock appreciation rights.

(c)
Cost estimated assuming 2008 COBRA rates for Company health benefits and 2008 costs for Company disability and accident insurance.

(d)
Assumes company cost of $8,925 and income tax gross-up of $3,418.

(e)
Under the Severance and Retention Agreement, payments will be reduced if they exceed the Section 280G safe harbor amount.

  The following assumptions were used to calculate payments under Section 280G:

    - Equity valued at $7.86, which was the closing price of our common stock on December 31, 2007.
    - Calculations include an estimated value for the two-year non-compete provision. Annual value estimated to be the executive's current target total cash compensation (salary and target annual bonus).

Compensation Committee Interlocks and Insider Participation

        None of our executive officers serve as a member of the board of directors or compensation committee of any other company that has one or more of its executive officers serving as a member of our board of directors or compensation committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        We have adopted a related party transaction policy and procedures for the approval or ratification of any "related party transaction." "Related party transaction" is defined as any transaction, arrangement or relationship in which we (including any of our subsidiaries) were, are or will be a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees, 5% stockholders (or their immediate family members) or any entity with which any of the foregoing persons is an employee, general partner, principal or 5% stockholder, each of whom we refer to as a "related person," had, has or will have a direct or indirect interest as set forth in Item 404 of Regulation S-K. The policy provides that management must present to the audit committee for review and approval each proposed related party transaction (other than related party transactions involving compensation matters, certain ordinary course transactions, transactions involving competitive bids or rates fixed by law, and transactions involving services as a bank depository, transfer agent or similar services). The audit committee must review the relevant facts and circumstances of the transaction, including if the transaction is on terms comparable to those that could be obtained in arms'-length dealings with an unrelated third party and the extent of the related party's interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our code of conduct, and either approve or disapprove the related party transaction. If advance approval of a related party transaction requiring the audit committee's approval is not feasible, the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chair of the audit committee subject to ratification of the transaction by the audit committee at its next regularly scheduled meeting. No director may participate in approval of a related party transaction for which he or she is a related party.

Transportation Technologies Industries, Inc. Merger

        On December 24, 2004 Accuride, Amber Acquisition Corp., a wholly-owned subsidiary of Accuride, Transportation Technologies Industries, Inc. ("TTI") the persons listed on Annex I to the merger agreement, whom we refer to as the signing stockholders, and Andrew Weller, Jay Bloom and Mark Dalton, as the TTI Stockholder Representatives, entered into an agreement and plan of merger, which was amended on January 28, 2005. We refer to the agreement and plan of merger, as amended, as the merger agreement. Pursuant to the merger agreement, on January 31, 2005 Accuride acquired TTI through the merger of Amber Acquisition Corp., a wholly-owned subsidiary of Accuride, with and into TTI, with TTI continuing as the surviving corporation, which we refer to as the TTI merger. Mr. Dalton has subsequently ended his affiliation with Trimaran Investments II, L.L.C., which, as of April 1, 2008, beneficially owned approximately 10.0% of our outstanding common stock. Mr. Dalton disclaims any beneficial ownership in shares beneficially owned by Trimaran Investments II, L.L.C. or the entities affiliated therewith.

Registration Rights Agreement

        In connection with the TTI merger, Accuride, Hubcap Acquisition L.L.C., an affiliate of KKR 1996 GP L.L.C., and certain other parties agreed to amend and restate the January 21, 1998 registration rights agreement between the Company and Hubcap. The amended and restated registration rights agreement became effective on January 31, 2005 and terminated the January 21, 1998 registration rights agreement. The amended and restated registration rights agreement provided that affiliates of KKR, including, without limitation, Hubcap Acquisition, have the right, under certain circumstances and subject to certain conditions, to require us to register under the Securities Act shares of our common stock held by them. The amended and restated registration rights agreement also provided that affiliates of Trimaran Capital Partners will have the right, under certain circumstances and subject to certain conditions, to require us to register under the Securities Act shares of our common stock held by them. Upon initiation of a "demand" registration by the affiliates of either KKR or Trimaran Capital Partners, the remaining parties to the amended and restated registration rights agreement may participate in the registered offering subject to certain limitations. The amended and restated registration rights agreement provides, among other things, that we will pay all expenses in connection with any demand registration requested by the KKR affiliates and the Trimaran Capital Partners affiliates and in connection with any registration commenced by us as a primary offering in which a party to the amended and restated registration rights agreement participates through "piggyback" registration rights granted under the amended and restated registration rights agreement. The parties to the amended and restated registration rights agreement acknowledged the registration rights of certain members of Accuride management and certain employees that are parties to stockholder's agreements pursuant to the 1998 Stock Purchase and Option Plan for Employees of Accuride Corporation and its Subsidiaries as explained below.

        KKR exercised its demand registration rights under the amended and restated registration rights agreement in April 2007, and the Company filed a registration statement on Form S-3, registering shares of certain participating stockholders, including the shares of the Trimaran Capital Partners affiliates. Pursuant to the registration statement on Form S-3, as amended, KKR sold all of its remaining shares of Accuride common stock in two separate sales in May and June 2007. Currently, the shares held by Trimaran Capital Partners affiliates are freely saleable pursuant to the SEC's Rule 144(k), promulgated under the Securities Act of 1933, as amended. Accordingly, the Company does not expect any further exercise of demand registration rights under the amended and restated registration rights agreement.

Stockholder's Agreements under the 1998 Plan

        Pursuant to the terms of the 1998 Stock Purchase and Option Plan for Employees of Accuride Corporation and Subsidiaries, we entered into Stockholder's Agreements with certain members of our management team. Each of the Stockholder's Agreements, as amended (1) provides the stockholder with the right to participate pro rata in certain sales of common stock by Hubcap Acquisition L.L.C., an affiliate of KKR 1996 GP L.L.C., or its affiliates and (2) provides Hubcap Acquisition and its affiliates the right to require each stockholder to participate pro rata in certain sales of common stock by Hubcap Acquisition or its affiliates. The Stockholder's Agreements also provided certain "piggyback" registration rights equivalent to those granted under the January 31, 2005 amended and restated registration rights agreement. As described above under "Registration Rights Agreement," KKR and its affiliate, Hubcap Acquisition L.L.C., sold all of its shares of Accuride common stock in registered offerings in May and June 2007, and the rights mentioned in the previous sentence are no longer of any effect.

2005 Shareholder Rights Agreement

        In connection with the TTI merger, we entered into a Shareholder Rights Agreement with certain of our stockholders, including certain KKR and Trimaran affiliates. The Shareholder Rights Agreement granted, subject to certain share ownership requirements, Hubcap Acquisition L.L.C., an affiliate of KKR, and certain Trimaran affiliates (or the permitted transferees of Hubcap Acquisition and the Trimaran affiliates) the right to designate directors to our Board, Audit Committee and Compensation Committee. Subject to the fiduciary duties of our Board, we agreed to use our reasonable best efforts to take such actions as are necessary to nominate certain individuals designated by Hubcap Acquisition L.L.C., an affiliate of KKR, and certain Trimaran affiliates as directors and solicit proxies in favor of the election of such individuals. As provided in the Shareholder Rights Agreement, Hubcap Acquisition (and its permitted transferees) were able to designate (i) four directors so long as it held at least 30% of our fully diluted capitalization, (ii) three directors so long as it held at least 25%, but less than 30%, of our fully diluted capitalization, (iii) two directors so long as it held at least 15%, but less than 25%, of our fully diluted capitalization and (iv) one director so long as it held at least 10%, but less than

15%, of our fully diluted capitalization. Also, certain Trimaran affiliates were entitled to designate (i) four directors so long as they held at least 30% of our fully diluted capitalization, (ii) three directors so long as they held at least 25%, but less than 30%, of our fully diluted capitalization, (iii) two directors so long as they held at least 15%, but less than 25%, of our fully diluted capitalization and (iv) one director so long as they held at least 10%, but less than 15%, of our fully diluted capitalization. The Trimaran affiliates' share ownership percentage is based on the shares of our common stock held by Trimaran Capital, L.L.C., Trimaran Fund II, L.L.C., Trimaran Parallel Fund II, L.P., CIBC Employee Private Equity Fund (Trimaran) Partners and CIBC Capital Corporation and any person to whom such entities transfer shares of Accuride common stock in compliance with the Shareholder Rights Agreement. The Shareholder Rights Agreement also imposed certain restrictions on each party's ability to transfer shares of our common stock.

        Due to sales of their respective shares of Accuride common stock, neither Hubcap Acquisition nor the Trimaran affiliates may designate directors to our Board. Further, subsequent to the sale of all shares of Accuride common stock held by Hubcap Acquisition in May and June 2007, the Shareholder Rights Agreement was terminated.

Management Services Agreement

        In connection with the TTI merger, which was consummated on January 31, 2005, we entered into a management services agreement with KKR and Trimaran Fund Management L.L.C. ("TFM") pursuant to which we retained KKR and TFM to provide management, consulting and financial services to Accuride of the type customarily performed by investment companies to its portfolio companies. In exchange for such services, we agreed to pay an annual fee in the amount equal to $665,000 to KKR and $335,000 to TFM. In addition, we agreed to reimburse KKR and TFM, and their respective affiliates, for all reasonable out-of-pocket expenses incurred in connection with such retention, including travel expenses and expenses of legal counsel. The agreement provided that the Company could terminate the arrangement with respect to either KKR or TFM when one or both parties no longer had the right to appoint one or more members to our Board pursuant to the terms of the Shareholder Rights Agreement that we entered in connection with the TTI merger. Pursuant to that provision, effective January 1, 2007 and May 25, 2007, we terminated the management services agreement with respect to TFM and KKR, respectively. As such, neither TFM nor KKR receive an annual management fee under the management services agreement.

Secondary Offering

        In October 2005, we completed a secondary offering of 8,050,000 shares of common stock. All of the shares were sold by selling stockholders, and Accuride did not receive any proceeds from the offering.

        In May and June 2007, we completed secondary offerings of 5,400,000 and 3,238,042 shares of common stock, respectively. All of the shares were sold by selling stockholders, and Accuride did not receive any proceeds from the offerings.

KKR Relationship

        KKR 1996 GP L.L.C. no longer beneficially owns any of our outstanding shares of common stock.

        Pursuant to the management services agreement described above, KKR had agreed to render management, consulting and financial services to us for an annual fee of $665,000. KKR provided such services through June 2007, at which time the management services agreement was terminated.

Trimaran Relationship

        As of April 1, 2008, entities affiliated with Trimaran Investments II, L.L.C. beneficially owned approximately 10.0% of our outstanding shares of common stock. See "Share Ownership by Principal Stockholders and Management." Trimaran Investments II, L.L.C. is controlled by Messrs. Jay R. Bloom, Andrew R. Heyer and Dean C. Kehler.

        Pursuant to the management services agreement described above, Trimaran Fund Management rendered management, consulting and financial services to us for an annual fee of $335,000. Such services were provided through December 31, 2006, at which time the Management Services Agreement was terminated with respect to Trimaran Fund Management.

        Mark Dalton, a member of our Board of Directors, terminated his relationship with Trimaran Fund Management in May 2007. Accordingly, Trimaran Investments II, L.L.C. no longer has any representation on our Board.

Keating Employment Agreement

        In March 2008, the Company entered into an employment agreement with its Chairman, Terrence J. Keating, which terminates and replaces the Severance and Retention Agreement, dated November 28, 2006, previously entered into by Mr. Keating and the Company. Pursuant to the Employment Agreement, the Company will pay Mr. Keating $126,863 in accordance with the Company's regular payroll schedule (the "Continued Service Compensation") through December 31, 2008 when Mr. Keating plans to retire as an officer of the Company ("the Term"), in exchange for Mr. Keating's continued service as an officer and director of the Company; provided that if Mr. Keating terminates his employment, the Company terminates him for "Cause" (as defined in the Employment Agreement) or he dies prior to the end of the Term, no further payments of the Continued Service Compensation will be due. The Employment Agreement contains non-compete and non-solicitation provisions that restrict Mr. Keating during the Term and following the termination of the agreement. The non-competition provision begins upon the effective date of the Employment Agreement and ends at the later of (i) the end of the 36th month following the expiration of the Term, (ii) the end of the 12 month period after the date that Mr. Keating is no longer a member of the Company's Board of Directors or (iii) a period determined reasonable by a court of competent jurisdiction. The non-solicitation provision begins upon the effective date of the Employment Agreement and ends on the last day of the 36th month following the last day of the Term, unless otherwise shortened by a court of competent jurisdiction. The Company will pay Mr. Keating $560,000, in semi-monthly installments through the Term (the "Guaranteed Compensation"), in exchange for Mr. Keating's agreement to abide by the non-competition and non-solicitation provisions. In the event that Mr. Keating does not comply with the non-competition and non-solicitation provisions of the Employment Agreement, the Company may demand repayment of the Guaranteed Compensation; provided however, that, unless Mr. Keating violates the non-competition and non-solicitation provisions, Mr. Keating is entitled to receive the full Guaranteed Compensation if the Employment Agreement is terminated for any other (or no) reason prior to the end of the Term. Mr. Keating will continue to receive certain medical and other benefits and will be reimbursed for certain expenses as described in the Employment Agreement.

Indemnification of Directors and Officers

        Our certificate of incorporation and bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Furthermore, we have entered, or will enter, into indemnification agreements with each of our directors and officers.

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

        The Audit Committee is comprised of three members, Donald C. Roof, Chairman, Mark D. Dalton, and Charles E. Mitchell Rentschler each of whom is "independent," as defined in the rules and regulations of the New York Stock Exchange ("NYSE"). Upon the recommendation of the Audit Committee and in compliance with regulations of the NYSE, the Board has adopted an Audit Committee Charter setting forth the requirements for the composition of the Audit Committee, the qualifications of its members, the frequency of meetings and the responsibilities of the Audit Committee.

        The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2007, which include the consolidated balance sheets of the Company as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2007 and the notes thereto. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Review with Management

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the Company's audited financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

Review and Discussion with Independent Registered Public Accounting Firm

        The Audit Committee has discussed with Deloitte & Touche LLP, the Company's independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication With Audit Committees," as amended, which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

        The Audit Committee reviewed with the Company's independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of audited financial statements with generally accepted accounting principles in the United States of America, its judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (United States). In addition, the Audit Committee has discussed with Deloitte & Touche LLP matters relating to its independence and has received the written disclosures required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has considered the compatibility of non-audit services with the auditors' independence.

        The Audit Committee discussed with Deloitte & Touche LLP the overall scope and plans for their audits. The Audit Committee met with Deloitte & Touche LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls in connection with their audit procedures, and the overall quality of the Company's financial reporting.

Conclusion

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to stockholder ratification described in Proposal No. Two, the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2008.

                      By the Members of the Audit Committee
                       Donald C. Roof, Chairman
                      Mark D. Dalton
                      Charles E. Mitchell Rentschler

OTHER MATTERS

        The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board may recommend.

        It is important that your stock be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to mark, sign, date and return the accompanying Proxy as promptly as possible in the postage-paid envelope enclosed for that purpose.

        Any person who was a beneficial owner of common stock on the record date for the 2008 Annual Meeting may obtain a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the Securities and Exchange Commission without charge (except for exhibits to such annual report which will be furnished upon payment of the Company's reasonable expenses in furnishing such exhibits). The request for such materials should identify the person making the request as a stockholder of the Company as of the record date and should be directed to Investor Relations, Accuride Corporation, 7140 Office Circle, P.O. Box 15600, Evansville, IN 47716.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      David K. Armstrong
                       Corporate Secretary

Dated: April 11, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ACCURIDE CORPORATION

2008 ANNUAL MEETING OF STOCKHOLDERS

        The undersigned stockholder of Accuride Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, and hereby appoints John R. Murphy and David K. Armstrong, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2008 Annual Meeting of Stockholders of Accuride Corporation to be held on May 16, 2008, at 8:00 a.m., at the Ponte Vedra Inn & Club, 200 Ponte Vedra Blvd., Ponte Vedra Beach, Florida 32082, and at any adjournments thereof, and to vote all shares of common stock, which the undersigned would be entitled to vote if then and there personally present on the matters set forth below:

        THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS NAMED HEREIN, "FOR" EACH PROPOSAL LISTED, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING, EITHER OF SUCH ATTORNEYS OR SUBSTITUTES SHALL HAVE AND MAY EXERCISE ALL OF THE POWERS OF SAID ATTORNEYS-IN-FACT HEREUNDER.

(Continued, and to be marked, dated and signed, on the other side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS
AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE    ☒

1.
Election of Directors

NOMINEES:
☐	FOR all nominees	( )	Mark D. Dalton
☐	WITHHOLD Authority	( )	John D. Durrett, Jr.
	for all nominees	( )	Donald T. Johnson, Jr.
		( )	Terrence J. Keating
		( )	William M. Lasky
		( )	John R. Murphy
		( )	Charles E. Mitchell Rentschler
☐	FOR ALL EXCEPT	( )	Donald D. Roof
(See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here •

		FOR	AGAINST	ABSTAIN
2.	Proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2008 fiscal year.	☐	☐	☐
3.	And upon such other matters that may properly come before the meeting and any adjournment(s) thereof.	☐	☐	☐

Signature of Stockholder:	Date:	Signature of Stockholder:	Date:
Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full name as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

GENERAL
PROPOSAL No. ONE ELECTION OF DIRECTORS
COMPENSATION OF NON-EMPLOYEE DIRECTORS
Director Compensation Table—2007
PROPOSAL No. TWO RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY
OTHER INFORMATION
EXECUTIVE OFFICERS
EXECUTIVE OFFICER COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
COMPENSATION OF NAMED EXECUTIVE OFFICERS SUMMARY COMPENSATION TABLE—2007
GRANTS OF PLAN-BASED AWARDS—2007
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE—2007
OPTIONS EXERCISED & STOCK VESTED DURING FISCAL 2007
PENSION BENEFITS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
OTHER MATTERS